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Exhibit 4.1
Execution Copy

REAL MEX RESTAURANTS, INC.

AND EACH OF THE GUARANTORS PARTY HERETO

10% SENIOR SECURED NOTES DUE 2010

INDENTURE

Dated as of March 31, 2004

Wells Fargo Bank, N.A.

Trustee

CROSS-REFERENCE TABLE*

Trust Indenture Act Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.05
(b)	13.03
(c)	13.03
313(a)	7.06
(b)(1)	10.07
(b)(2)	7.06; 7.07
(c)	7.06; 10.03;13.02
(d)	7.06
314(a)	4.03;13.02; 13.05
(b)	10.07
(c)(1)	13.04
(c)(2)	13.04
(c)(3)	N.A.
(d)	10.07; 10.08; 10.09
(e)	13.05
(f)	N.A.
315(a)	7.01
(b)	7.05; 13.02
(c)	7.01
(d)	7.01
(e)	6.11
316(a) (last sentence)	2.09
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
(c)	2.12
317(a)(1)	6.08
(a)(2)	6.09
(b)	2.04
318(a)	13.01
(b)	N.A.
(c)	13.01

N.A. means not applicable.

*
This Cross Reference Table is not part of the Indenture.

i

Section 13.05	Statements Required in Certificate or Opinion.	93
Section 13.06	Rules by Trustee and Agents.	93
Section 13.07	No Personal Liability of Directors, Officers, Employees and Stockholders.	93
Section 13.08	Governing Law.	93
Section 13.09	No Adverse Interpretation of Other Agreements.	94
Section 13.10	Successors.	94
Section 13.11	Severability.	94
Section 13.12	Counterpart Originals.	94
Section 13.13	Table of Contents, Headings, etc.	94
EXHIBITS

Exhibit A1	FORM OF NOTE
Exhibit A2	FORM OF REGULATION S TEMPORARY GLOBAL NOTE
Exhibit B	FORM OF CERTIFICATE OF TRANSFER
Exhibit C	FORM OF CERTIFICATE OF EXCHANGE
Exhibit D	FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
Exhibit E	FORM OF NOTATION OF GUARANTEE
Exhibit F	FORM OF SUPPLEMENTAL INDENTURE

        INDENTURE dated as of March 31, 2004 among Real Mex Restaurants, Inc., a Delaware corporation, the Guarantors (as defined) and Wells Fargo Bank, N.A., as Trustee.

        The Company, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined) of the 10% Senior Secured Notes due 2010 (the "Notes"):

ARTICLE 1.
DEFINITIONS AND INCORPORATION
BY REFERENCE

Section 1.01    Definitions.

        "144A Global Note" means a Global Note substantially in the form of Exhibit A1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

        "Acquired Debt" means, with respect to any specified Person:

          (1)   Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; provided, however, that Indebtedness of such acquired Person which is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transactions by which such Person merges with or into or becomes a Subsidiary of such Person shall not be Acquired Debt; and

          (2)   Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

        "Act of Required Noteholders" means, as to any matter at any time, a direction in writing delivered to the Collateral Agent by or with the written consent of the Holders of a majority in aggregate outstanding principal amount of Notes (including Additional Notes) then outstanding, voting together as a single class. For this purpose, Note Debt registered in the name of, or beneficially owned by, the Company or any of its Affiliates will be deemed not to be outstanding.

        "Additional Notes" means Notes (other than the Initial Notes) issued under this Indenture in accordance with Sections 2.02 and 4.09 hereof, as part of the same series as the Initial Notes.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings.

        "Agent" means any Registrar, co-registrar, Paying Agent or additional paying agent.

        "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

        "Asset Sale" means:

          (1)   the sale, lease, conveyance or other disposition of any assets or rights; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole will be governed by the provisions of Section 3.07(c) and 4.15 hereof and/or the provisions of Section 5.01 hereof and not by the provisions of Section 4.10 hereof; and

          (2)   the issuance or sale of Equity Interests in any of the Company's Restricted Subsidiaries (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary).

        Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

          (1)   any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $1.0 million;

          (2)   a transfer of assets between or among the Company and its Restricted Subsidiaries;

          (3)   an issuance of Equity Interests by a Restricted Subsidiary of the Company to the Company or to a Wholly-Owned Restricted Subsidiary of the Company;

          (4)   the sale or lease of products, services or accounts receivable in the ordinary course of business and any sale or other disposition of damaged, worn-out or obsolete assets in the ordinary course of business;

          (5)   the sale or other disposition of cash or Cash Equivalents;

          (6)   a Restricted Payment that does not violate Section 4.07 hereof or a Permitted Investment;

          (7)   dispositions of Investments or receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceeds and exclusive of factoring or similar arrangements;

          (8)   the licensing or sublicensing of intellectual property or other general intangibles and licenses, leases or subleases of other property in the ordinary course of business which do not materially interfere with the business of the Company and its Restricted Subsidiaries;

          (9)   the sale or other disposition of restaurants in the ordinary course of business consistent with past practice; and

          (10) the sale of an Unrestricted Subsidiary.

        "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

        "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning.

        "Board of Directors" means:

          (1)   with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

          (2)   with respect to a partnership, the Board of Directors of the general partner of the partnership;

          (3)   with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

          (4)   with respect to any other Person, the board or committee of such Person serving a similar function.

        "Broker-Dealer" has the meaning set forth in the Registration Rights Agreement.

        "BRS Group" means (1) Bruckmann, Rosser, Sherrill & Co., LLC, Bruckmann, Rosser, Sherrill & Co., L.P., Bruckmann, Rosser, Sherrill & Co., II L.P. and (2) any investment vehicle that is managed (whether through ownership of securities having a majority of the voting power or through management of investments) by any of the Persons listed in clause (1) or an Affiliate of any of the Persons listed in clause (1), but excluding any portfolio companies of any Person listed in clauses (1) or (2).

        "Business Day" means any day other than a Legal Holiday.

        "Capital Expenditures" means for any period all direct or indirect (by way of acquisition of Capital Stock of a Person or the expenditure of cash or the transfer of property or the incurrence of Indebtedness) expenditures in respect of the purchase or other acquisition of fixed or capital assets that would be required to be capitalized in conformity with GAAP, excluding (i) normal replacement and maintenance programs properly charged to current operations, (ii) the purchase price of equipment to the extent that the consideration therefor consists of used, worn out, damaged, obsolete or surplus equipment being traded in at such time or the proceeds of a concurrent sale of such used, worn out, damaged, obsolete or surplus equipment, (iii) the acquisition of all or substantially all of the assets of, or any Capital Stock of, another entity or business unit (such as a division) as permitted by the terms of this Indenture, (iv) the amount of any expenditures used to replace assets that have suffered a casualty for which insurance proceeds have been received or have been properly recorded as receivable and (v) any item customarily charged directly to expenses or depreciated over a useful life of twelve (12) months or less in accordance with GAAP.

        "Capital Lease Obligation" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

        "Capital Stock" means:

          (1)   in the case of a corporation, corporate stock;

          (2)   in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

          (3)   in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

          (4)   any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock, including, in each case, Preferred Stock.

        "Cash Equivalents" means:

          (1)   United States dollars;

          (2)   securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than six months from the date of acquisition;

          (3)   certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any lender party to a Credit Facility or with any U.S. commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of "B" or better;

          (4)   repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

          (5)   commercial paper having one of the two highest ratings obtainable from Moody's Investors Service, Inc. or Standard & Poor's Rating Services and in each case maturing within six months after the date of acquisition; and

          (6)   money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

        "Change of Control" means the occurrence of any of the following:

          (1)   the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole to any "person" (as that term is used in Section 13(d) of the Exchange Act) other than a Principal, a Related Party of a Principal;

          (2)   except for purposes of a Change of Control under the provisions described above under Section 3.07(c) hereof, the adoption of a plan relating to the liquidation or dissolution of the Company;

          (3)   the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any "person" (as defined above), other than the Principal and its Related Parties, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company, measured by voting power rather than number of shares; or

          (4)   except for purposes of a Change of Control under the provisions described above under Section 3.07(c) hereof, after an initial public offering of the Company or any direct or indirect parent of the Company, the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

        "Clearstream" means Clearstream Banking, S.A.

        "Collateral" means all properties and assets at any time owned or acquired by the Company or any of the Guarantors, other than Excluded Assets.

        "Collateral Agent" means Wells Fargo Bank, N.A., in its capacity as collateral agent under the Security Documents and the Intercreditor Agreement, together with its successors in such capacity.

        "Company" means Real Mex Restaurants, Inc., and any and all successors thereto.

        "Consolidated Cash Flow" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

          (1)   an amount equal to (a) any extraordinary loss plus (b) any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, in each case to the extent such losses were deducted in computing such Consolidated Net Income; plus

          (2)   provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period and state franchise taxes, to the extent that such provision for taxes or state franchise taxes was deducted in computing such Consolidated Net Income; plus

          (3)   the Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus

          (4)   (a) customary fees and expenses of the Company and its Restricted Subsidiaries payable in connection with (i) the issuance and maintenance of the Notes and the related borrowing under the Credit Agreement, (ii) any Equity Offering, (iii) the incurrence, maintenance, termination or repayment of Indebtedness permitted by Section 4.09 hereof or (iv) any acquisition permitted under this Indenture (b) payments made to terminate the Swap Agreement and (c) restructuring charges, in each case to the extent that such items were deducted in computing such Consolidated Net Income; plus

          (5)   depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (including charges related to the writeoff of goodwill or intangibles or assets as a result of impairment, in each case, as required by SFAS No. 142 or SFAS No. 144 but excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; minus

          (6)   non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business;

        in each case, on a consolidated basis and determined in accordance with GAAP.

        "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

          (1)   the Net Income (if positive) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

          (2)   the Net Income (but not loss) of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

          (3)   the cumulative effect of a change in accounting principles will be excluded; and

          (4)   notwithstanding clause (1) above, the Net Income of any Unrestricted Subsidiary will be excluded, whether or not distributed to the specified Person or one of its Subsidiaries.

        "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who:

          (1)   was a member of such Board of Directors on the date of this Indenture; or

          (2)   was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

        "Corporate Trust Office of the Trustee" will be at the address of the Trustee specified in Section 13.02 hereof or such other address as to which the Trustee may give notice to the Company.

        "Credit Agreement" means that certain Amended and Restated Revolving Credit Agreement, dated March 31, 2004, by and among the Company, Fleet National Bank, as administrative agent and as lender, and the other lenders party thereto from time to time, providing for (1) up to $15.0 million of revolving credit borrowings and (2) a separate facility for up to $15.0 million of letters of credit, in each case, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

        "Credit Agreement Agent" means Fleet National Bank, in its capacity as collateral agent under the Priority Lien Security Documents, and any successor thereto in such capacity.

        "Credit Facilities" means, one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

        "Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

        "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

        "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A1 hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

        "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

        "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if (x) the asset sale or change of control provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the provisions of Sections 4.10 and 4.15 hereof or (y) the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock prior to the Company's purchase of the Notes as is required to be purchased pursuant to the provisions of this Indenture at a price not greater than 101% of the liquidation value thereof. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Indenture will be the maximum amount that the Company and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

        "Domestic Subsidiary" means any Restricted Subsidiary of the Company that was formed under the laws of the United States or any state of the United States or the District of Columbia or that guarantees or otherwise provides direct credit support for any Indebtedness of the Company or any Guarantor.

        "equally and ratably" means, in reference to any sharing of Liens or proceeds from the enforcement of the Collateral Agent's security interests in the Collateral as among the holders of Note Obligations, that such Liens or proceeds:

          (1)   shall be allocated and distributed first to the Trustee, for account of the Holders of Notes, ratably in proportion to the principal of and interest and premium (if any) outstanding when the allocation or distribution is made, and thereafter; and

          (2)   shall be allocated and distributed (if any such proceeds remain after payment in full of all of the principal of and interest and premium (if any) on all outstanding Note Debt) to the Trustee, for account of the holders of any remaining Note Obligations with respect to the Notes, ratably in proportion to the aggregate unpaid amount of such remaining Note Obligations due and demanded (with written notice to the Trustee and the Collateral Agent) prior to the date such distribution is made.

        "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

        "Equity Offering" means an offer and sale of common stock of the Company or any direct or indirect parent of the Company pursuant to a registration statement that has been declared effective by the SEC pursuant to the Securities Act (other than a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of the Company).

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Exchange Offer" has the meaning set forth in the Registration Rights Agreement.

        "Exchange Offer Registration Statement" has the meaning set forth in the Registration Rights Agreement.

        "Excluded Assets" means:

          (1)   any lease, license, contract, property right or agreement to which the Company or any Guarantor is a party or any of its rights or interests thereunder if and only for so long as the grant of a security interest therein under the Security Documents (i) is prohibited by law or would constitute or result in the abandonment, invalidation or unenforceability of any right, title or interest of the grantor of such security interest therein pursuant to applicable law, or (ii) would require the consent of third parties that are not Affiliates of the Company or any Guarantor and such consent has not been obtained or waived after the Company, or the applicable Guarantor, as the case may be, has used commercially reasonable efforts to try to obtain such consent or a waiver thereof, or (iii) other than as a result of a breach of the provisions thereof, would constitute a default under or result in a termination of such lease, permit, license, contract, property right or agreement, in each case, (other than to the extent that any such provisions thereof would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law); provided that, immediately upon (a) the unenforceability, ineffectiveness, lapse or termination of (i) such prohibition, (ii) the provisions that would be so breached or (iii) such breach, default or termination or (b) the obtaining of any such consent or waiver, the Excluded Assets shall not include, and the Company or applicable Guarantor, as the case may be, shall be deemed immediately and automatically to have granted a security interest in, all such leases, licenses, contracts, property rights and agreements and such other rights and interests thereunder as if such prohibition, the provisions that would be so breached or such breach, default or termination had never been in effect and as if such consent had not been required;

          (2)   all "securities" of any of the Company's "affiliates" (as the terms "securities" and "affiliates" are used in Rule 3-16 of Regulation S-X under the Securities Act);

          (3)   money, deposit accounts and letter-of-credit rights that are not supporting obligations, all as defined in Article 9 of the New York Uniform Commercial Code (except that the exclusion of money, deposit accounts and letter-of-credit rights that are not supporting obligations from the Collateral will not affect, limit or impair any security interest of the Collateral Agent in any proceeds of Collateral at any time held as money, held on deposit in any deposit account or constituting letter-of-credit rights); provided that in the event, and to the extent, that, after the date of this Indenture, the security interest granted therein may be perfected by the filing of a financing statement under the Uniform Commercial Code of the relevant jurisdiction, money, deposit accounts and letter-of-credit rights that are not supporting obligations shall cease to be Excluded Assets;

          (4)   (i) any foreign intellectual property of the Company or any of its Restricted Subsidiaries, or (ii) any automobiles, trailers, vehicles or the like of the Company or any of its Restricted Subsidiaries subject to a certificate-of-title statute (within the meaning of Article 9 of the New York Uniform Commercial Code), in each case, in which a security interest may not be perfected by the filing of a financing statement under the Uniform Commercial Code of the relevant jurisdictions;

          (5)   any other property or assets in which a security interest cannot be perfected by the filing of a financing statement under the Uniform Commercial Code of the relevant jurisdiction, so long as the aggregate Fair Market Value of all such property excluded under this clause (5) does not at any time exceed $1.0 million (except that the exclusion of such property from the Collateral will not affect, limit or impair any security interest of the Collateral Agent in any proceeds of Collateral at any time held as personal property of a type in which a security interest cannot be perfected by the filing of a financing statement under the Uniform Commercial Code of the relevant jurisdiction);

          (6)   Subject to the proviso to clause (1) of this definition, any real property leased by the Company or any Guarantor; provided that (a) the Company or such Guarantor, as the case may be, shall have used commercially reasonable efforts to obtain the consent of the applicable landlord to the grant of a security interest in favor of the Collateral Agent to secure the Note Obligations in (i) any such leased real property in which the Priority Lien Collateral Agent or any holder of Priority Lien Obligations holds a security interest to secure Priority Lien Obligations and (ii) the Sale-Leaseback Properties, and (b) such consent shall not have been obtained;

          (7)   at any time, any real property interest acquired by the Company or any of its Restricted Subsidiaries after the date of this Indenture in which the Collateral Agent does not have a perfected security interest on such acquisition date, solely to the extent the Company or such Restricted Subsidiary was not then required to grant the Collateral Agent a perfected security interest therein under Section 4.19 hereof;

          (8)   any assets or properties in which the Collateral Agent is required to release its Note Liens securing Note Obligations pursuant to Section 10.06 hereof; provided that if such Liens are required to be released as a result of the sale, transfer or other disposition of any assets or properties of the Company or any Guarantor, such assets or properties shall cease to be "Excluded Assets" under this clause (8) if the Company or any Guarantor thereafter acquires or reacquires such assets or properties; and

          (9)   at any time Priority Lien Obligations exist that have not been repaid in full, any properties or assets (other than those specified in clauses (1) through (8) above) acquired by the Company or any Guarantor after the date of this Indenture in which the Priority Lien Collateral Agent or the holders of the requisite percentage of Priority Lien Debt do not obtain a security interest to secure Priority Lien Debt; provided that the aggregate Fair Market Value of all such property and assets does not exceed $500,000;

provided that no asset or property will constitute an Excluded Asset for so long as it is subject to a Priority Lien other than (i) securities of an affiliate to the extent such securities would otherwise be "Excluded Assets" under clause (2) of this definition, (ii) any leased real property held by the Company or any Guarantor from time to time to the extent such leased real property would otherwise be an "Excluded Asset" under clause (6) of this definition or (iii) any deposit account to the extent such deposit account would otherwise be an "Excluded Asset" under clause (3) of this definition; provided that (a) the Company or the applicable Guarantor, as the case may be, shall have used all commercially reasonable efforts to cause a perfected security interest in such deposit accounts and (b) such perfected security interest shall not have been granted.

        "Existing Indebtedness" means Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the date of this Indenture, until such amounts are repaid.

        "Fair Market Value" means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of the Company, which determination will be conclusive (unless otherwise provided in this Indenture).

        "Fixed Charge Coverage Ratio" means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.

        In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

          (1)   acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including any related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect (in accordance with Regulation S-X under the Securities Act) as if they had occurred on the first day of the four-quarter reference period;

          (2)   the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

          (3)   the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

          (4)   any Person that is a Restricted Subsidiary on the Calculation Date (or would become a Restricted Subsidiary on such Calculation Date in connection with the transaction requiring determination of such Consolidated Cash Flow) will be deemed to have been a Restricted Subsidiary at all times during such four- quarter period;

          (5)   any Person that is not a Restricted Subsidiary on the Calculation Date (or would cease to be a Restricted Subsidiary on such Calculation Date in connection with the transaction requiring determination of such Consolidated Cash Flow) will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period; and

          (6)   if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months).

        "Fixed Charges" means, with respect to any specified Person for any period, the sum, without duplication, of:

          (1)   the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates, but excluding amortization of debt issuance costs and excluding accrued dividends on preferred stock reclassified as debt; plus

          (2)   the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

          (3)   any interest on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

          (4)   the product of (a) all cash dividends paid on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, determined on a consolidated basis in accordance with GAAP.

        "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of this Indenture.

        "Global Note Legend" means the legend set forth in Section 2.06(g)(2) hereof, which is required to be placed on all Global Notes issued under this Indenture.

        "Global Notes" means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depository or its nominee, substantially in the form of Exhibit A1 hereto and that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto, issued in accordance with Section 2.01, 2.06(b)(3), 2.06(b)(4), 2.06(d)(2) or 2.06(f) hereof.

        "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

        "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

        "Guarantors" means each of:

          (1)   Acapulco Restaurants, Inc., a Delaware corporation;

          (2)   El Torito Restaurants, Inc., a Delaware corporation;

          (3)   El Torito Franchising Company, a Delaware corporation;

          (4)   Acapulco Restaurant of Ventura, Inc., a California corporation;

          (5)   Acapulco Restaurant of Westwood, Inc., a California corporation;

          (6)   Acapulco Restaurant of Downey, Inc., a California corporation;

          (7)   Murray Pacific, a California corporation;

          (8)   Acapulco Restaurants of Encinitas, Inc., a California corporation;

          (9)   Acapulco Restaurant of Moreno Valley, Inc., a California corporation;

          (10) El Paso Cantina, Inc., a California corporation;

          (11) Real Mex Foods, Inc., a California corporation;

          (12) TARV, Inc., a California corporation;

          (13) ALA Design, Inc., a California corporation;

          (14) Acapulco Mark Corp., a Delaware corporation; and

          (15) any other Subsidiary of the Company that executes a Note Guarantee in accordance with the provisions of this Indenture,

        and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of this Indenture.

        "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under:

          (1)   interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

          (2)   other agreements or arrangements designed to manage interest rates or interest rate risk; and

          (3)   other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

        "Holder" means a Person in whose name a Note is registered.

        "IAI Global Note" means a Global Note substantially in the form of Exhibit A1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors.

        "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

          (1)   in respect of borrowed money;

          (2)   evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

          (3)   in respect of banker's acceptances;

          (4)   representing Capital Lease Obligations;

          (5)   representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; or

          (6)   representing any Hedging Obligations,

        if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes (a) all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and (b) to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

        "Indenture" means this Indenture, as amended, supplemented or otherwise modified from time to time.

        "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

        "Initial Notes" means the first $105,000,000 aggregate principal amount of Notes issued under this Indenture on the date hereof.

        "Initial Purchasers" means Jefferies & Company, Inc. and Deutsche Bank Securities Inc.

        "Insolvency or Liquidation Proceeding" means:

          (1)   any case commenced by or against the Company or any other Obligor under any Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Company or any other Obligor, any receivership or assignment for the benefit of creditors relating to the Company or any other Obligor or any similar case or proceeding relative to the Company or any other Obligor or its creditors, as such, in each case whether or not voluntary;

          (2)   any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Company or any other Obligor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

          (3)   any other proceeding of any type or nature in which substantially all claims of creditors of the Company or any other Obligor are determined and any payment or distribution is or may be made on account of such claims.

        "Institutional Accredited Investor" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.

        "Intercreditor Agreement" means the Intercreditor Agreement, dated as of the date of this Indenture, among the Trustee, the Collateral Agent and the Priority Lien Collateral Agent, as amended, supplemented or otherwise modified from time to time.

        "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business and advances to customers in the ordinary course of business that are recorded as accounts receivable), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Company's Investments in such Restricted Subsidiary that were not sold or disposed of in an amount determined as provided in Section 4.07(c) hereof. The acquisition by the Company or any Subsidiary of the Company of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in Section 4.07(c) hereof. Except as otherwise provided in this Indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

        "JCP Group" means (1) FS Private Investments LLC, Furman Selz Investors II L.P., FS Employee Investors LLC and FS Parallel Fund L.P. and (2) any investment vehicle that is managed (whether through ownership of securities having a majority of the voting power or through management of investments) by any of the Persons listed in clause (1) or an Affiliate of any of the Persons listed in clause (1), but excluding any portfolio companies of any Person listed in clauses (1) or (2).

        "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions are closed or are authorized by law, regulation or executive order to remain closed (1) in the City of New York, (2) in the city in which the Corporate Trust Office of the Trustee is located, (3) at a place of payment or (4) at any other location identified in the definition of "Business Day" (or the equivalent thereof) in the applicable Priority Lien Document; provided that the Trustee and the Collateral Agent have previously been advised of such location in writing; and provided, further, that, for purposes of the Credit Agreement, such location shall be Boston, Massachusetts, unless and until the Trustee and the Collateral Agent are notified in writing of any substitute or additional location. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday.

        "Letter of Transmittal" means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

        "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell give a security interest in and any filing of or agreement to give any financing statement relating to a lien on an asset under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

        "Liquidated Damages" means all liquidated damages then owing pursuant to the Registration Rights Agreement.

        "Management Agreement" means the Amended and Restated Management Consulting Agreement dated as of June 28, 2000, by and among Bruckmann, Roser, Sherrill & Co., Inc., FS Private Investments L.L.C., the Company, Acapulco Restaurants Inc., El Torito Restaurants, Inc., and El Torito Franchising Company as in effect on the date of this Indenture or as amended, provided that any such amendment does not adversely affect the Company, any Guarantor or the Holders of the Notes.

        "Net Income" means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

          (1)   any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

          (2)   any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

        "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees and discounts, and sales commissions, and any other fees and expenses, including without limitation relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, amounts required to be applied to the repayment of Indebtedness, other than Indebtedness under a Credit Facility, secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

        "Non-Recourse Debt" means Indebtedness:

          (1)   as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute

  Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

          (2)   no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and

          (3)   as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

        "Non-U.S. Person" means a Person who is not a U.S. Person.

        "Note Debt" means:

          (1)   the Notes; and

          (2)   any Additional Notes that are permitted to be incurred by Section 4.09 hereof,

        provided, that the satisfaction of the requirement in clause (2) shall be conclusively established, for purposes of entitling the holders of Additional Notes to share equally and ratably with the other holders of Note Obligations in the benefits and proceeds of the Collateral Agent's security interests in the Collateral, if the Company delivers to the Collateral Agent an Officers' Certificate stating that such requirement has been satisfied and that the Additional Notes constitute "Note Obligations," and the holders of such Additional Notes and Obligations in respect thereof will be entitled to rely conclusively thereon.

        "Note Documents" means, collectively, this Indenture, the Notes (including any Additional Notes), the Note Guarantees, the Security Documents and all agreements governing, securing or relating to any Note Obligations (other than the Intercreditor Agreement).

        "Note Guarantee" means the Guarantee by each Guarantor of the Company's obligations under this Indenture and the Notes, executed pursuant to the provisions of this Indenture.

        "Note Lien" means a Lien granted pursuant to a Security Document by the Company or any other Obligor to the Collateral Agent (or any other holder, or representative of holders, of Note Obligations) upon any property or assets of the Company or such Obligor to secure Note Obligations.

        "Note Obligations" means Note Debt and all other Obligations in respect thereof.

        "Notes" has the meaning assigned to it in the preamble to this Indenture. The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.

        "Obligations" means:

          (1)   any principal (including reimbursement obligations with respect to letters of credit whether or not drawings have been made thereon), interest (including any interest accruing at the then applicable rate provided in any applicable Secured Debt Document after the maturity of the Indebtedness thereunder and any reimbursement obligations therein and interest accruing at the then applicable rate provided in any applicable Secured Debt Document after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness;

          (2)   the obligation to pay an amount equal to all damages that a court shall determine any holder of the applicable Secured Debt has suffered by reason of a breach by the applicable obligor thereunder of any obligation, covenant or undertaking with respect to any applicable Secured Debt Document; and

          (3)   any net obligations of the obligor under any applicable Secured Debt Document to any holder of Secured Debt (or any representative on its behalf) or any Affiliate thereof under any Hedging Obligations in respect of interest rates or currency exchange rates.

        "Obligor" means the Company and each Restricted Subsidiary of the Company (if any) that at any time guarantees or provides collateral security or credit support for any Note Obligations.

        "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

        "Officers' Certificate" means (1) with respect to the Company, a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer, or the principal accounting officer of the Company, that meets the requirements of Section 13.05 hereof, and (2) with respect to any holder of Priority Liens, a certificate signed on behalf of such holder by two Officers of such holder.

        "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 13.05 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

        "Participant" means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

        "Permitted Business" means the ownership and, operation or franchising of restaurants, including a single restaurant, and the production, packaging or distribution of food, and any business that is similar or reasonably related, ancillary or complementary thereto and any reasonable extension thereof.

        "Permitted Debt" means:

          (1)   the incurrence by the Company and any Guarantor of additional Indebtedness and letters of credit under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) not to exceed $15.0 million outstanding at any time under this clause (1);

          (2)   the incurrence by the Company and its Restricted Subsidiaries of the Existing Indebtedness;

          (3)   the incurrence by the Company and the Guarantors of Indebtedness represented by the Notes and the related Note Guarantees to be issued on the date of this Indenture and the exchange Notes and the related Note Guarantees to be issued pursuant to the Registration Rights Agreement;

          (4)   the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing, whether or not incurred at the time of such cost or acquisition, all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment or intellectual property rights used in the business of the Company or any of its Restricted Subsidiaries, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (4), not to exceed the amount of amortization payments since the date of this Indenture with respect to any such Indebtedness outstanding on the date of this Indenture plus $5.0 million at any time outstanding;

          (5)   the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) hereof or clauses (2), (3), (4), (5) or (14) of this definition;

          (6)   the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that:

  (a)
  if the Company or any Guarantor is the obligor on such Indebtedness and the payee is not the Company or a Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the Notes, in the case of the Company, or the Note Guarantee, in the case of a Guarantor; and

  (b)
  (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary of the Company;

will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

          (7)   the issuance by any of the Company's Restricted Subsidiaries to the Company or to any of its Restricted Subsidiaries of shares of preferred stock; provided, however, that:

  (a)
  any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than the Company or a Subsidiary of the Company; and

  (b)
  any sale or other transfer of any such preferred stock to a Person that is not either the Company or a Restricted Subsidiary of the Company;

will be deemed, in each case, to constitute an issuance of such preferred stock by such Restricted Subsidiary that was not permitted by this clause (7);

          (8)   the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging (a) interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding or (b) currency values or commodity prices with respect to transactions entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

          (9)   the guarantee by the Company or any of the Guarantors of Indebtedness of the Company or a Restricted Subsidiary of the Company that was permitted to be incurred by any provision of Section 4.09 hereof or another clause of this definition; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the Notes, then the guarantee shall be subordinated or pari passu, as applicable, to at least the same extent as the Indebtedness guaranteed;

          (10) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in respect of workers' compensation claims, self-insurance obligations, bankers' acceptances, performance and surety bonds in the ordinary course of business;

          (11) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five business days;

          (12) Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment or purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition;

          (13) letters of credit and reimbursement obligations in respect thereof incurred in connection with self-insurance and voluntary disability insurance programs and purchases of supplies in the ordinary course of business (under Credit Facilities or otherwise); and

          (14) the incurrence by the Company or any Guarantor of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (14), not to exceed $5.0 million.

        "Permitted Investments" means:

          (1)   any Investment in the Company or in a Restricted Subsidiary of the Company that is a Guarantor;

          (2)   any Investment in Cash Equivalents;

          (3)   any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

  (a)
  such Person becomes a Restricted Subsidiary of the Company and a Guarantor; or

  (b)
  such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company that is a Guarantor;

          (4)   any Investment made prior to the date of this Indenture;

          (5)   any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10 hereof;

          (6)   any acquisition of assets or Capital Stock solely in exchange for, or out of the net cash proceeds received from, the issuance of Equity Interests (other than Disqualified Stock) of the Company; provided that the amount of any such net cash proceeds that are utilized for any such Investment pursuant to this clause (6) will be excluded from clause (3)(y) of Section 4.07(a) hereof;

          (7)   any Investments received in compromise or resolution of (A) obligations of trade creditors, franchisees or customers that are accounts receivable of the Company or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor, franchisee or customer; or (B) litigation, arbitration or other disputes with Persons who are not Affiliates;

          (8)   Investments represented by Hedging Obligations;

          (9)   endorsements of negotiable instruments and documents in the ordinary course of business;

          (10) pledges or deposits permitted under clause (9) of the definition of "Permitted Liens";

          (11) repurchases of the Notes;

          (12) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

          (13) loans or advances to employees made in the ordinary course of business of the Company or such Restricted Subsidiary;

          (14) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms as the Company or such Restricted Subsidiary deems reasonable under the circumstances; and

          (15) other Investments in any Person other than an Affiliate of the Company having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (15) that are at the time outstanding not to exceed $5.0 million; provided that if an Investment made pursuant to this clause (15) is made in any Person that is not a Restricted Subsidiary of the Company at the date of the making of the Investment and such Person becomes a Restricted Subsidiary after such date, such Investment will thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (15).

        "Permitted Liens" means:

          (1)   Liens on assets of the Company or any of its Restricted Subsidiaries securing Indebtedness and other Obligations under Credit Facilities that was incurred pursuant to clause (1) of the definition of "Permitted Debt";

          (2)   Liens in favor of the Company or the Guarantors;

          (3)   Liens on property or shares of Capital Stock of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Subsidiary;

          (4)   Liens on property (including Capital Stock) existing at the time of acquisition of the property by the Company or any Subsidiary of the Company; provided that such Liens were in existence prior to such acquisition and not incurred in contemplation of such acquisition;

          (5)   Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature, in each case, other than for the payment of Indebtedness incurred in the ordinary course of business (including, without limitation, rights of offset and set-off);

          (6)   Liens to secure Indebtedness permitted by clause (4) of the definition of "Permitted Debt," in each case covering only the assets acquired with or financed by such Indebtedness;

          (7)   Liens existing on the date of this Indenture;

          (8)   Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

          (9)   pledges or deposits by a Person under worker's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases or licenses to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

          (10) Liens imposed by law, such as carriers', warehousemen's, landlord's and mechanics' Liens, in each case, incurred in the ordinary course of business;

          (11) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

          (12) Liens arising solely by virtue of any statutory or common law provision relating to banker's Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided, however, that (a) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company or any of its Restricted Subsidiaries in excess of those set forth by regulations promulgated by the Federal Reserve Board and (b) such deposit account is not intended by the Company or any Restricted Subsidiary to provide collateral to the depository institution;

          (13) with respect to the Company or any of its Restricted Subsidiaries, survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other similar restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of the Company or such Restricted Subsidiary, as the case may be;

          (14) Liens securing Hedging Obligations so long as such Hedging Obligations relate to Indebtedness that is permitted to be incurred under this Indenture;

          (15) Note Liens;

          (16) leases or subleases granted to Persons other than the Company or any of its Restricted Subsidiaries in the ordinary course of business, and not materially interfering with the ordinary course of business of the Company or any of its Restricted Subsidiaries;

          (17) Liens under licensing agreements entered into by the Company or any of its Restricted Subsidiaries for use of intellectual property entered into in the ordinary course of business;

          (18) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

          (19) (a) Liens securing Indebtedness under Credit Facilities and (b) Liens to secure Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money indebtedness, in each case that, at the time that such Indebtedness was incurred, after giving pro forma effect to such Indebtedness as if such Indebtedness had been incurred at the beginning of the four fiscal quarters most recently completed prior to the date of such incurrence for which internal financial statements are available, and to the pro forma application of the net proceeds of such Indebtedness, did not result in a Fixed Charge Coverage Ratio for such four-quarter period that was less than 3.0 to 1;

          (20) Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under this Indenture; provided, however, that:

            (a)   the new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

            (b)   the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount, or, if greater, committed amount, of the Permitted Refinancing Indebtedness and (y) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;

          (21) Liens securing reimbursement obligations with respect to letters of credit permitted under clause (13) of the definition of "Permitted Debt" which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

          (22) Liens to secure Indebtedness permitted by clause (14) of the definition of "Permitted Debt"; and

          (23) Liens incurred in the ordinary course of business of the Company or any of its Restricted Subsidiaries securing obligations (other than obligations under any Credit Facility) that do not exceed $500,000 at any time outstanding.

        "Permitted Prior Liens" means:

          (1)   Liens described in clauses (1), (3), (4), (6), (7), (19)(a), (19)(b), (20) (but only to the extent the Indebtedness being refinanced thereunder is, at the time of such refinancing, secured by a Permitted Prior Lien), (21) and (22) of the definition of "Permitted Liens";

          (2)   Liens described in clauses (5) and (9) of the definition of "Permitted Liens"; provided, that, in each case:

            (a)   such Lien consists of cash collateralization of an amount not to exceed the lower of (i) 105% of the aggregate amount of the underlying obligation, and (ii) the percentage of the aggregate amount of the underlying obligation required to be subject to such Lien under the terms of the agreement with the holder of such Lien that provides for the grant of such Lien;

            (b)   such Lien is customarily required under the terms of like agreements entered into by similarly situated Persons to have priority over the security interests granted to secure the Note Obligations; and

            (c)   for so long as any Priority Lien Obligations exist that have not been paid in full, pursuant to the Credit Agreement and the related Priority Lien Security Documents, such Lien is permitted to rank, and in fact ranks, prior to the security interest granted on such cash collateral to secure Indebtedness under the Credit Agreement;

          (3)   Liens described in clause (14) of the definition of "Permitted Liens"; provided that, pursuant to the Credit Agreement, the Hedging Obligations secured thereby are secured by any and all Liens securing Indebtedness incurred under each Credit Facility then in effect;

          (4)   Liens that arise by operation of law and are not voluntarily granted, to the extent such Liens are entitled by operation of law to priority over the security interests created by the Security Documents (including, without limitation, any such Liens satisfying the requirements of this clause (4) and arising under clauses (8), (10) or (13) of the definition of "Permitted Liens"); and

          (5)   Liens described in clauses (12) or (18) of the definition of "Permitted Liens," to the extent such Liens are entitled by operation of law to priority over the security interests created by the Security Documents.

        "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to refund, refinance, replace, defease or discharge other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness), including Indebtedness of the Company or any Restricted Subsidiary used to refinance Permitted Refinancing Indebtedness; provided that:

          (1)   the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith);

          (2)   such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged;

          (3)   if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and

          (4)   such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged.

        "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

        "Preferred Stock" means any Equity Interest with preferential right of payment (i) of dividends, or (ii) upon liquidation, dissolution or winding up of the issuer of such Equity Interest.

        "Principal" means the BRS Group and the JCP Group.

        "Priority Lien" means a Lien granted pursuant to a Priority Lien Security Document by the Company or any other Obligor to any holder, or representative of holders, of Priority Lien Obligations upon any property or assets of the Company or such Obligor to secure Priority Lien Obligations.

        "Priority Lien Collateral Agent" means the Credit Agreement Agent or, after all Priority Lien Obligations in respect of the Credit Agreement have been repaid in full, a single representative of all holders of Priority Liens most recently designated by the Company in an Officers' Certificate delivered to the Trustee and Collateral Agent or the successor of such representative in its capacity as such.

        "Priority Lien Debt" means:

          (1)   the principal amount of any Indebtedness which, when incurred (or, in the case of any reimbursement obligation for a letter of credit issued under any Credit Facility, when such letter of credit was issued), either (a) was permitted to be secured by Liens permitted by clause (1), (19)(a), (21) or (22) of the definition of "Permitted Liens" or (b) was incurred (or, in the case of any such reimbursement obligation, relates to a letter of credit that was issued) upon delivery to the Priority Lien Collateral Agent, the Trustee and the Collateral Agent of an Officers' Certificate to the effect that, at the time of such incurrence, such Indebtedness was permitted to be secured by Liens permitted by clause (1), (19)(a), (21) or (22) of the definition of "Permitted Liens," including without limitation any such Indebtedness incurred in any Insolvency or Liquidation Proceeding to the extent constituting Indebtedness permitted to be secured by Liens permitted by clause (1), (19)(a), (21) or (22) of the definition of "Permitted Liens" (it being agreed that, for purposes of qualifying as "Priority Lien Debt," any loan advanced or letter of credit issued under a line of credit will be deemed "incurred" at the time the Credit Facility governing such Indebtedness is entered into); provided that any holder of Priority Lien Debt and the Priority Lien Collateral Agent shall be conclusively entitled to rely on an Officers' Certificate from the Company addressed to any such holder or the Priority Lien Collateral Agent (a copy of which Officers' Certificate is provided substantially concurrently to the Collateral Agent and the Trustee) that any borrowings, issuances of letters of credit or other extensions of credit under any Credit Facility were incurred, and are permitted to be incurred, under the terms of this Indenture; and

          (2)   Hedging Obligations permitted to be secured by Liens permitted by clause (14) of the definition of "Permitted Liens"; provided that, pursuant to the Credit Agreement, the Hedging Obligations secured thereby are secured by and all and Liens securing Indebtedness incurred under the Credit Agreement.

        "Priority Lien Documents" means the Credit Agreement, the Priority Lien Security Documents and all other agreements governing, securing or relating to any Priority Lien Obligations (other than the Intercreditor Agreement).

        "Priority Lien Obligations" means the Priority Lien Debt and all other Obligations of the Company or any Obligor under the Priority Lien Documents.

        "Priority Lien Security Documents" means one or more security agreements, pledge agreements, collateral assignment, mortgages, deed of trust or other grants or transfers for security executed and delivered by the Company or any other Obligor creating (or purporting to create) a Lien upon property owned or to be acquired by the Company or any other Obligor in favor of any holder or holders of Priority Lien Debt, or any Trustee, agent or representative acting for any such holders, as security for any Priority Lien Obligations, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms.

        "Private Placement Legend" means the legend set forth in Section 2.06(g)(1) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

        "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

        "Registration Rights Agreement" means the Registration Rights Agreement, dated as of March 31, 2004, among the Company, the Guarantors and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time, and, with respect to any Additional Notes, one or more registration rights agreements among the Company, the Guarantors and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Company to the purchasers of Additional Notes to register such Additional Notes under the Securities Act.

        "Regulation S" means Regulation S promulgated under the Securities Act.

        "Regulation S Global Note" means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as appropriate.

        "Regulation S Permanent Global Note" means a permanent Global Note in the form of Exhibit A1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Restricted Period.

        "Regulation S Temporary Global Note" means a temporary Global Note in the form of Exhibit A2 hereto deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

        "Related Party" means:

          (1)   any controlling equity holder or more than 66 2/3% owned Subsidiary of any Principal; or

          (2)   any trust, corporation, partnership, limited liability company or other entity, the beneficiaries, stockholders, partners, members, owners or Persons beneficially holding a more than 66 2/3% controlling interest of which consist of the Principal and/or such other Persons referred to in the immediately preceding clause (1).

        "repayment in full" means termination of all commitments to extend credit that would constitute Priority Lien Debt, payment in full in cash of the principal of and interest and premium (if any) on all Priority Lien Debt (except undrawn letters of credit), discharge or cash collateralization (at the lower of (1) 105% of the aggregate undrawn amount and (2) the percentage of the aggregate undrawn amount required for release of liens under the terms of the applicable Priority Lien Document) of all letters of credit outstanding under any Priority Lien Debt, and payment in full in cash of all other Priority Lien Obligations (except Unasserted Contingent Obligations) that are outstanding and unpaid at the time the Priority Lien Debt is paid in full in cash. "paid in full," "pay in full" and "repaid in full" shall have the correlative meanings.

        "Responsible Officer," when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

        "Restricted Definitive Note" means a Definitive Note bearing the Private Placement Legend.

        "Restricted Global Note" means a Global Note bearing the Private Placement Legend.

        "Restricted Investment" means an Investment other than a Permitted Investment.

        "Restricted Period" means the 40-day distribution compliance period as defined in Regulation S.

        "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

        "Rule 144" means Rule 144 promulgated under the Securities Act.

        "Rule 144A" means Rule 144A promulgated under the Securities Act.

        "Rule 903" means Rule 903 promulgated under the Securities Act.

        "Rule 904" means Rule 904 promulgated under the Securities Act.

        "Sale-leaseback Properties" means each of the following properties to be acquired by CRIC ACAPULCO, LLC from El Torito Restaurants, Inc. on or around the date of this Indenture and concurrently leased back by CRIC ACAPULCO, LLC to El Torito Restaurants, Inc. (or, in the case of property listed in clause (2) below, Acapulco Restaurants, Inc.):

          (1)   8855 Tampa Ave, Northridge, Los Angeles County, California;

          (2)   3113 West Olive Ave, Burbank, Los Angeles County, California;

          (3)   11185 South Town Square, Green Park, St. Louis County, Missouri;

          (4)   12380 St. Charles Rock Road, Bridgeton, St. Louis County, Missouri; and

          (5)   12796 Manchester Road, Des Peres, St Louis County, Missouri.

        "Sale of Collateral" means any Asset Sale involving a sale or other disposition of Collateral.

        "SEC" means the Securities and Exchange Commission.

        "Secured Debt" means Note Debt and Priority Lien Debt.

        "Secured Debt Documents" means the Note Documents and the Priority Lien Documents.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Security Documents" means one or more security agreements, pledge agreements, collateral assignments, mortgages, collateral agency agreements, control agreements, deeds of trust or other grants or transfers for security executed and delivered by the Company or any other Obligor creating (or purporting to create) a Note Lien upon Collateral, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms.

        "Shareholders Agreement" means the Amended and Restated Security Holders Agreement dated as of June 28, 2000, by and among Bruckmann, Roser, Sherrill & Co., L.P., Furman Selz Investors II, L.P. and the other investors party thereto as in effect on the date of this Indenture or as amended, provided that any such amendment does not adversely affect the Company, any Guarantor or the Holders of the Notes.

        "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

        "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Indenture.

        "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the date of this Indenture, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

        "Subsidiary" means, with respect to any specified Person:

          (1)   any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders' agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

          (2)   any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

        "Swap Agreement" means the Interest Rate Swap Agreement, dated as of October 1, 2002, between the Company and Fleet National Bank.

        "TIA" means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb).

        "Trustee" means Wells Fargo Bank, N.A. until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

        "Unasserted Contingent Obligations" means, at any time, Obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at such time (except (i) the principal of and interest and premium (if any) on, and fees relating to, any Indebtedness, (ii) contingent obligations to reimburse the issuer of an outstanding letter of credit for amounts that may be drawn or paid thereunder and (iii) any such contingent claims or demands as to which the Priority Lien Collateral Agent or any holder of Priority Lien Obligations has then notified the Company).

        "Unrestricted Definitive Note" means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.

        "Unrestricted Global Note" means a Global Note that does not bear and is not required to bear the Private Placement Legend.

        "Unrestricted Subsidiary" means any Subsidiary of the Company is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, and any Subsidiary of such Unrestricted Subsidiary, but only to the extent that such Subsidiary:

          (1)   has no Indebtedness other than Non-Recourse Debt;

          (2)   except as permitted by Section 4.11 hereof is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

          (3)   is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

          (4)   has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries.

        "U.S. Person" means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

        "Voting Equity Interests" means Equity Interest which at the time are entitled to vote in the election of, as applicable, directors, members or partners generally.

        "Voting Stock" of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

          (1)   the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

          (2)   the then outstanding principal amount of such Indebtedness.

        "Wholly-Owned Restricted Subsidiary" of any specified Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) will at the time be owned by such Person or by one or more Wholly-Owned Restricted Subsidiaries of such Person and one or more Wholly-Owned Restricted Subsidiaries of such Person.

Section 1.02    Other Definitions.

Term	Defined in Section
"Affiliate Transaction"	4.11
"Allowable Capital Expenditures"	4.21
"Asset Sale Offer"	3.09
"Authentication Order"	2.02
"Carryover Amount"	4.21
"Change of Control Offer"	4.15
"Change of Control Payment"	4.15
"Change of Control Payment Date"	4.15
"Covenant Defeasance"	8.03
"DTC"	2.03
"Event of Default"	6.01
"Excess Proceeds"	4.10
"incur"	4.09
"Legal Defeasance"	8.02
"Offer Amount"	3.09
"Offer Period"	3.09
"Paying Agent"	2.03
"Payment Default"	6.01
"Purchase Date"	3.09
"Registrar"	2.03
"Restricted Payments"	4.07

Section 1.03    Incorporation by Reference of Trust Indenture Act.

        Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

        The following TIA terms used in this Indenture have the following meanings:

        "indenture securities" means the Notes;

        "indenture security Holder" means a Holder of a Note;

        "indenture to be qualified" means this Indenture;

        "indenture trustee" or "institutional trustee" means the Trustee; and

        "obligor" on the Notes and the Note Guarantees means the Company and the Guarantors, respectively, and any successor obligor upon the Notes and the Note Guarantees, respectively.

        All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04 Rules of Construction.

        Unless the context otherwise requires:

          (1)   a term has the meaning assigned to it;

          (2)   an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (3)   "or" is not exclusive;

          (4)   words in the singular include the plural, and in the plural include the singular;

          (5)   "will" shall be interpreted to express a command;

          (6)   provisions apply to successive events and transactions; and

          (7)   references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

ARTICLE 2.
THE NOTES

Section 2.01    Form and Dating.

        (a)    General.    The Notes and the Trustee's certificate of authentication will be substantially in the form of Exhibits A1 and A2 hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note will be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

        The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

        (b)    Global Notes.    Notes issued in global form will be substantially in the form of Exhibits A1 or A2 hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form will be substantially in the form of Exhibit A1 hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

        (c)    Temporary Global Notes.    Notes offered and sold in reliance on Regulation S will be issued initially in the form of the Regulation S Temporary Global Note, which will be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, at its New York office, as custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Restricted Period will be terminated upon the receipt by the Trustee of:

          (1)   a written certificate from the Depositary, together with copies of certificates from Euroclear and Clearstream certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Note (except to the extent of any beneficial owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a 144A Global Note or an IAI Global Note bearing a Private Placement Legend, all as contemplated by Section 2.06(b) hereof); and

          (2)   an Officers' Certificate from the Company.

        Following the termination of the Restricted Period, beneficial interests in the Regulation S Temporary Global Note will be exchanged for beneficial interests in the Regulation S Permanent Global Note pursuant to the Applicable Procedures. Simultaneously with the authentication of the Regulation S Permanent Global Note, the Trustee will cancel the Regulation S Temporary Global Note. The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

          (3)   Euroclear and Clearstream Procedures Applicable.    The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Clearstream Banking" and "Customer Handbook" of Clearstream will be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Note that are held by Participants through Euroclear or Clearstream.

Section 2.02    Execution and Authentication.

        At least one Officer must sign the Notes for the Company by manual or facsimile signature.

        If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.

        A Note will not be valid until authenticated by the manual signature of the Trustee. The signature will be conclusive evidence that the Note has been authenticated under this Indenture.

        The Trustee shall authenticate and deliver: (i) on the Issue Date, an aggregate principal amount of $105.0 million 10% Senior Secured Notes due 2010, (ii) Additional Notes pursuant to Section 2.14 hereof for an original issue in an aggregate principal amount specified in the written order of the Issuers pursuant to this Section 2.02 and (iii) Exchange Notes for issue only in an Exchange Offer pursuant to a Registration Rights Agreement, for a like principal amount of Initial Notes or Additional Notes, in each case upon a written order of the Issuers signed by one Officer (an "Authentication Order"). Such Authentication Order shall specify the amount of the Notes to be authenticated and the date on which the original issue of the Notes is to be authenticated.

        The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

Section 2.03    Registrar and Paying Agent.

        The Company will maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar will keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

        The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

        The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

Section 2.04    Paying Agent to Hold Money in Trust.

        The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Liquidated Damages, if any, or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) will have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee will serve as Paying Agent for the Notes.

Section 2.05    Holder Lists.

        The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar, the Company will furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA § 312(a).

Section 2.06    Transfer and Exchange.

        (a)    Transfer and Exchange of Global Notes.    A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if:

          (1)   the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary;

          (2)   the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; provided, that in no event shall the Regulation S Temporary Global Note be exchanged by the Company for Definitive Notes prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act; or

          (3)   there has occurred and is continuing a Default or Event of Default with respect to the Notes.

Upon the occurrence of any of the preceding events in (1), (2) or (3) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f) hereof.

        (b)    Transfer and Exchange of Beneficial Interests in the Global Notes.    The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

          (1)    Transfer of Beneficial Interests in the Same Global Note.    Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial

  Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).

          (2)    All Other Transfers and Exchanges of Beneficial Interests in Global Notes.    In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

            (A)  both:

              (i)    a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

              (ii)   instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

            (B)  both:

              (i)    a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

              (ii)   instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above;

      ; provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903 or Rule 904 under the Securities Act.

Upon consummation of an Exchange Offer by the Company in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(2) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

          (3)    Transfer of Beneficial Interests to Another Restricted Global Note.    A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

            (A)  if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

            (B)  if the transferee will take delivery in the form of a beneficial interest in the Regulation S Temporary Global Note or the Regulation S Permanent Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

            (C)  if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

          (4)    Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note.    A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(2) above and:

            (A)  such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and Section 2.06(f) hereof and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

            (B)  such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

            (C)  such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

            (D)  the Registrar receives the following:

                (i)  if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

               (ii)  if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

      and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

        If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

        Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

        (c)    Transfer or Exchange of Beneficial Interests for Definitive Notes.

          (1)    Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes.    If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

            (A)  if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

            (B)  if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

            (C)  if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

            (D)  if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

            (E)  if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

            (F)  if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

            (G)  if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

          (2)    Beneficial Interests in Regulation S Temporary Global Note to Definitive Notes.    Notwithstanding Sections 2.06(c)(1)(A) and (C) hereof, a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

          (3)    Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes.    A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

            (A)  such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and Section 2.06(f) hereof, and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

            (B)  such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

            (C)  such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

            (D)  the Registrar receives the following:

              (i)    if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

              (ii)   if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

    and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          (4)    Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes.    If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2) hereof, the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(4) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(4) will not bear the Private Placement Legend.

        (d)    Transfer and Exchange of Definitive Notes for Beneficial Interests.

          (1)    Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes.    If any holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

            (A)  if the holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

            (B)  if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

            (C)  if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

            (D)  if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

            (E)  if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

            (F)  if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

            (G)  if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

          (2)   Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

            (A)  such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and Section 2.06(f) hereof and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

            (B)  such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

            (C)  such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

            (D)  the Registrar receives the following:

              (i)    if the holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

              (ii)   if the holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

    and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(2), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

          (3)    Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.    A holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

          If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (2)(B), (2)(D) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

        (e)    Transfer and Exchange of Definitive Notes for Definitive Notes.    Upon request by a holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

          (1)    Restricted Definitive Notes to Restricted Definitive Notes.    Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

            (A)  if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

            (B)  if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

            (C)  if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

          (2)    Restricted Definitive Notes to Unrestricted Definitive Notes.    Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

            (A)  such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

            (B)  any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

            (C)  any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

            (D)  the Registrar receives the following:

                (i)  if the holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

               (ii)  if the holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

    and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

          (3)    Unrestricted Definitive Notes to Unrestricted Definitive Notes.    A holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

        (f)    Exchange Offer.    Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate:

          (1)   one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes accepted for exchange in the Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not Broker-Dealers, (B) they are not participating in a distribution of the Exchange Notes and (C) they are not affiliates (as defined in Rule 144) of the Company; and

          (2)   Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not Broker-Dealers, (B) they are not participating in a distribution of the Exchange Notes and (C) they are not affiliates (as defined in Rule 144) of the Company.

        Concurrently with the issuance of such Notes, the Trustee will cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company will execute and the Trustee will authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate principal amount.

        (g)    Legends.    The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

          (1)    Private Placement Legend.

            (A)  Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

"THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS A NON-U.S. PURCHASER AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (C) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT, AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PURCHASERS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF

SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S, OR TRANSFER AGENT'S, AS APPLICABLE, RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E), OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE OR TRANSFER AGENT, AND IN EACH CASE IN ACCORDANCE WITH APPLICABLE SECURITIES LAWS OF ANY U.S. STATE OR ANY OTHER APPLICABLE JURISDICTION."

            (B)  Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(4), (c)(3), (c)(4), (d)(2), (d)(3), (e)(2), (e)(3) or (f) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.

          (2)    Global Note Legend.    Each Global Note will bear a legend in substantially the following form:

"THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF REAL MEX RESTAURANTS, INC.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

          (3)    Regulation S Temporary Global Note Legend.    The Regulation S Temporary Global Note will bear a legend in substantially the following form:

"THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON."

        (h)    Cancellation and/or Adjustment of Global Notes.    At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

        (i)     General Provisions Relating to Transfers and Exchanges.

          (1)   To permit registrations of transfers and exchanges, the Company will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar's request.

          (2)   No service charge will be made to a holder of a beneficial interest in a Global Note or to a holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.10, 4.15 and 9.05 hereof).

          (3)   The Registrar will not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

          (4)   All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

          (5)   Neither the Registrar nor the Company will be required:

            (A)  to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection;

            (B)  to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

            (C)  to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

          (6)   Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

          (7)   The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

          (8)   All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

Section 2.07    Replacement Notes.

        If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note, including reasonable fees and expenses of counsel and of the Trustee and its counsel.

        Every replacement Note is an additional obligation of the Company and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08    Outstanding Notes.

        The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; however, Notes held by the Company or a Subsidiary of the Company shall not be deemed to be outstanding for purposes of Section 3.07(a) hereof.

        If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

        If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

        If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.

Section 2.09    Treasury Notes.

        In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Guarantor, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned will be so disregarded.

Section 2.10    Temporary Notes.

        Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes. Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Company will prepare and the Trustee will authenticate definitive Notes in exchange for temporary Notes.

        Holders of temporary Notes will be entitled to all of the benefits of this Indenture.

Section 2.11    Cancellation.

        The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will destroy canceled Notes (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all canceled Notes will be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12    Defaulted Interest.

        If the Company defaults in a payment of interest on the Notes, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company will fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) will mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.13    CUSIP Numbers.

        The Company in issuing the Notes may use CUSIP, ISIN or other such numbers (if then generally in use), and, if so, the Trustee shall use CUSIP, ISIN or other such numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee of any change in the CUSIP, ISIN or other numbers.

Section 2.14    Issuance of Additional Notes.

        The Company shall be entitled, from time to time, subject to its compliance with Section 4.09 hereof, without consent of the Holders, to issue Additional Notes under this Indenture with identical terms as the Initial Notes other than with respect to (i) the date of issuance, (ii) the issue price, (iii) the amount of interest payable on the first interest payment date and (iv) any adjustments in order to conform to and ensure compliance with the Securities Act (or other applicable securities laws). The

Initial Notes, any Additional Notes and all Exchange Notes issued in exchange therefor shall be treated as a single class for all purposes under this Indenture.

        With respect to any Additional Notes, the Company shall set forth in an Officers' Certificate pursuant to a resolution of the Board of Directors of the Company, copies of which shall be delivered to the Trustee, the following information:

          (1)   the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

          (2)   the issue price, the issue date and the CUSIP number of such Additional Notes; provided, however, that no Additional Notes may be issued at a price that would cause such Additional Notes to have "original issue discount" within the meaning of Section 1273 of the Internal Revenue Code of 1986, as amended; and

          (3)   whether such Additional Notes shall be issued in the form of Restricted Global Notes or Exchange Notes.

ARTICLE 3.
REDEMPTION AND PREPAYMENT

Section 3.01    Notices to Trustee.

        If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it must furnish to the Trustee, at least 45 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth:

  (1)
  the clause of this Indenture pursuant to which the redemption shall occur;

  (2)
  the redemption date;

  (3)
  the principal amount of Notes to be redeemed; and

  (4)
  the redemption price.

Section 3.02    Selection of Notes to Be Redeemed or Purchased.

        If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee will select Notes for redemption as follows:

          (1)   if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or

          (2)   if the Notes are not listed on any national securities exchange, on a pro rata basis, by lot or by such method as the Trustee deems fair and appropriate.

        In the event of partial redemption or purchase by lot, the particular Notes to be redeemed or purchased will be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption or purchase date by the Trustee from the outstanding Notes not previously called for redemption or purchase.

        The Trustee will promptly notify the Company in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected will be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

Section 3.03    Notice of Redemption.

        Subject to the provisions of Section 3.09 hereof, at least 30 days but not more than 60 days before a redemption date, the Company will mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Articles 8 or 12 hereof.

        The notice will identify the Notes to be redeemed and will state:

          (1)   the redemption date;

          (2)   the redemption price;

          (3)   if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note;

          (4)   the name and address of the Paying Agent;

          (5)   that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

          (6)   that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

          (7)   the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

          (8)   that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

        At the Company's request, the Trustee will give the notice of redemption in the Company's name and at its expense; provided, however, that the Company has delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04    Effect of Notice of Redemption.

        Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

Section 3.05    Deposit of Redemption or Purchase Price.

        One Business Day prior to the redemption or purchase date, the Company will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued interest and Liquidated Damages, if any, on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent will promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption or purchase price of, and accrued interest and Liquidated Damages, if any, on, all Notes to be redeemed or purchased.

        If the Company complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06    Notes Redeemed or Purchased in Part.

        Upon surrender of a Note that is redeemed or purchased in part, the Company will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered.

Section 3.07    Optional Redemption.

        (a)   At any time prior to April 1, 2007, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes originally issued under this Indenture and (ii) all or a portion of any Additional Notes issued after the date of this Indenture, in each case at a redemption price of 110% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, with the net cash proceeds of a sale of Equity Interests (other than Disqualified Stock) of the Company or a contribution to the Company's common equity capital made with the net cash proceeds of an offering of Equity Interests of any other direct or indirect parent of the Company; provided that:

          (1)   at least 65% of the aggregate principal amount of Notes originally issued under this Indenture (excluding Notes held by the Company and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

          (2)   the redemption occurs within 90 days of the date of the closing of such sale of Equity Interests.

        (b)   On or after April 1, 2007, the Company may redeem all or a part of the Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, on the Notes redeemed to the applicable redemption date, if redeemed during the twelve-month period beginning on April 1, 2007 of the years indicated below, subject to the rights of Holders on the relevant record date to receive interest on the interest payment date that is immediately prior to the applicable redemption date:

Year	Percentage
2007	105.000%
2008	102.500%
2009 and thereafter	100.000%

        (c)   At any time prior to April 1, 2007, the Company may also redeem all, but not part, of the Notes upon the occurrence of a Change of Control, upon not less than 30 nor more than 60 days prior notice (but in no event may any such redemption occur more than 90 days after the occurrence of such Change of Control) mailed by first-class mail to each Holder's registered address, at a redemption price equal to 110% of the principal amount of Notes redeemed plus accrued and unpaid interest and Liquidated Damages, if any, to the applicable date of redemption, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date.

        Except pursuant to Sections 3.07(a) and 3.07(c), the Notes will not be redeemable at the Company's option prior to April 1, 2007.

        Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

        (d)   Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Section 3.08    Mandatory Redemption.

        The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.09    Offer to Purchase by Application of Excess Proceeds.

        In the event that, pursuant to Section 4.10 hereof, the Company is required to commence an offer to all Holders to purchase Notes (an "Asset Sale Offer"), it will follow the procedures specified below.

        The Asset Sale Offer shall be made to all Holders and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets. The Asset Sale Offer will remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than three Business Days after the termination of the Offer Period (the "Purchase Date"), the Company will apply all Excess Proceeds (the "Offer Amount") to the purchase of Notes and such other pari passu Indebtedness (on a pro rata basis, if applicable) or, if less than the Offer Amount has been tendered, all Notes and other Indebtedness tendered in response to the Asset Sale Offer. Payment for any Notes so purchased will be made in the same manner as interest payments are made.

        If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest and Liquidated Damages, if any, will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

        Upon the commencement of an Asset Sale Offer, the Company will send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The notice, which will govern the terms of the Asset Sale Offer, will state:

          (1)   that the Asset Sale Offer is being made pursuant to this Section 3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer will remain open;

          (2)   the Offer Amount, the purchase price and the Purchase Date;

          (3)   that any Note not tendered or accepted for payment will continue to accrue interest;

          (4)   that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer will cease to accrue interest after the Purchase Date;

          (5)   that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in integral multiples of $1,000 only;

          (6)   that Holders electing to have Notes purchased pursuant to any Asset Sale Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" attached to the Notes completed, or transfer by book-entry transfer, to the Company, a Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

          (7)   that Holders will be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

          (8)   that, if the aggregate principal amount of Notes and other pari passu Indebtedness surrendered by holders thereof exceeds the Offer Amount, the Company will select the Notes and other pari passu Indebtedness to be purchased on a pro rata basis based on the principal amount of Notes and such other pari passu Indebtedness surrendered (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, will be purchased); and

          (9)   that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

        On or before the Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and will deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09. The Company, the Depositary or the Paying Agent, as the case may be, will promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company will promptly issue a new Note, and the Trustee, upon written request from the Company, will authenticate and mail or deliver (or cause to be transferred by book entry) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Asset Sale Offer on the Purchase Date.

        Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

ARTICLE 4.
COVENANTS

Section 4.01    Payment of Notes.

        The Company will pay or cause to be paid the principal of, premium, if any, and interest and Liquidated Damages, if any, on, the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest and Liquidated Damages, if any will be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. If the Company or any of its Restricted Subsidiaries incurs Capital Expenditures in excess of Allowable Capital Expenditures as described under Section 4.21 below, the Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on the Notes at a rate equal to 0.25% per annum in excess of the then applicable interest rate on the Notes for the specified period in Section 4.21. The Company will pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

        The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02    Maintenance of Office or Agency.

        The Company will maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

        The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

        The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03 hereof.

Section 4.03    Reports.

        (a)   Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company will furnish to the Holders of Notes or cause the Trustee to furnish at the Company's expense, to the Holders of Notes, within the time periods specified in the SEC's rules and regulations:

          (1)   all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if the Company were required to file reports; and

          (2)   all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

provided that the Company's obligation to furnish such reports will not commence until the earlier of (1) 90 days after the date of this Indenture and (2) the date on which the Company files with the SEC the Exchange Offer Registration Statement, provided further that, with respect to any quarterly report required to be filed prior to the time the Exchange Offer Registration Statement or the Shelf Registration Statement is declared effective by the SEC, the Company shall only be obligated to include the information required by Rule 10-01 of Regulation S-X under the Securities Act and Item 303 of Regulation S-K under the Securities Act.

        The availability of the foregoing materials on the SEC's EDGAR service shall be deemed to satisfy the Company's delivery obligation.

        (b)   All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on the Company's consolidated financial statements by the Company's certified independent accountants. In addition, following the consummation of the Exchange Offer contemplated by the Registration

Rights Agreement, the Company will file a copy of each of the reports referred to in clauses (1) and (2) of Section 4.03(a) above with the SEC for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the SEC will not accept such a filing). The Company will at all times comply with TIA § 314(a).

        (c)   If, at any time after consummation of the Exchange Offer contemplated by the Registration Rights Agreement, the Company is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Company will nevertheless continue filing the reports specified in Section 4.03(a) with the SEC within the time periods specified in Section 4.03(a) unless the SEC will not accept such a filing. The Company will not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept the Company's filings for any reason, the Company will post the reports referred to in Section 4.03(a) on its website within the time periods that would apply if the Company were required to file those reports with the SEC.

        (d)   If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by Section 4.03(a) will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management's Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

        (e)   For so long as any Notes remain outstanding, if at any time it is not required to file with the SEC the reports required by Sections 4.03(a) and 4.03(b), the Company and the Guarantors will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Section 4.04    Compliance Certificate.

        (a)   The Company and each Guarantor (to the extent that such Guarantor is so required under the TIA) shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture and the Security Documents, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and the Security Documents and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture or the Security Documents (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto. Such Officers' Certificate shall also state the information required by Section 4.21 hereof.

        (b)   So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03 above shall be accompanied by a separate written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article 4 or Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

        (c)   So long as any of the Notes are outstanding, the Company will deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.05    Taxes.

        The Company will pay, and will cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes, the Trustee or the Collateral Agent.

Section 4.06    Stay, Extension and Usury Laws.

        The Company and each of the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07    Restricted Payments.

        (a)   The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

          (1)   declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company and other than dividends or distributions payable to the Company or a Restricted Subsidiary of the Company);

          (2)   purchase, redeem or otherwise acquire or retire for value (including without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company;

          (3)   make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of the Company or any Guarantor that is contractually subordinated to the Notes or to any Note Guarantee (excluding any intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries), except (x) a payment of interest or principal at the Stated Maturity thereof; or (y) a payment, purchase, redemption, defeasance or other acquisition or retirement for value of any such Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of payment, purchase, redemption, defeasance, acquisition or retirement; or

          (4)   make any Restricted Investment,

(all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

          (5)   no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

          (6)   the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) hereof; and

          (7)   such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries since the date of this Indenture (excluding Restricted Payments permitted by clauses (2), (3), (4), (6), (8), (9) and (10) of paragraph (b) of this Section 4.07), is less than the sum, without duplication of:

            (A)  50% of (i) the Consolidated Net Income of the Company for the period (taken as one accounting period) from the date of this Indenture to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit) and (ii) any dividends received by the Company or a Wholly-Owned Restricted Subsidiary of the Company that is a Guarantor after the date of this Indenture from an Unrestricted Subsidiary of the Company, to the extent that such dividends were not otherwise included in Consolidated Net Income of the Company for such period; plus

            (B)  100% of the aggregate net cash proceeds received by the Company since the date of this Indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Company); plus

            (C)  to the extent that any Restricted Investment that was made after the date of this Indenture is sold for cash or otherwise liquidated, repaid, repurchased or redeemed for cash or any Unrestricted Subsidiary of the Company designated as such after the date of this Indenture is redesignated as a Restricted Subsidiary after the date of this Indenture, the lesser of (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) or the Fair Market Value of the Company's Investment in such Subsidiary as of the date of such redesignation, as the case may be, and (ii) the initial amount of such Restricted Investment or the Fair Market Value of the Company's Investment in such Subsidiary as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary, as the case may be; plus

            (D)  100% of the Fair Market Value as of the date of issuance of any Equity Interests (other than Disqualified Stock) issued by the Company as consideration for the purchase by the Company or any of its Restricted Subsidiaries of all or substantially all of the assets of, or a majority of the Voting Stock of, another Permitted Business (including by means of a merger, consolidation or other business combination permitted under this Indenture).

        (b)   So long as no Default has occurred and is continuing or would be caused thereby, the provisions of Section 4.07(a) hereof will not prohibit:

          (1)   the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or redemption payment would have complied with the provisions of this Indenture;

          (2)   the making of any Restricted Payment in exchange for Equity Interests of the Company (other than Disqualified Stock) or out of the net cash proceeds received by the Company within ten Business Days of the sale (other than to a Subsidiary of the Company) of Equity Interests of the Company (other than Disqualified Stock) or within ten Business Days of the contribution of common equity capital to the Company; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will be excluded from clause (B) immediately following Section 4.07(a)(7) hereof;

          (3)   the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of the Company or any Guarantor that is contractually subordinated to the Notes or to any Note Guarantee with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness within 60 days of such repurchase, redemption, defeasance or other acquisition or retirement for value;

          (4)   the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis;

          (5)   the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any current or former officer, director or employee of the Company or any of its Restricted Subsidiaries pursuant to any equity subscription agreement, stock option plan or any other management or employee benefit plan or agreement, shareholders' agreement or similar agreement:

            (A)  upon the death or disability of such officer, director or employee; or

            (B)  upon the resignation or other termination of employment of such officer, director or employee; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests pursuant to this clause (b) may not exceed $1.0 million in any twelve-month period (with unused amounts in any immediately preceding twelve-month period being carried over to the next succeeding twelve month period subject to a maximum carry-over amount of $1.0 million in any twelve-month period) plus the aggregate net cash proceeds received by the Company after the date of this Indenture from the issuance of such Equity Interests to, or the exercise of options to purchase such Equity Interests by, any current or former director, officer or employee of the Company or any Restricted Subsidiary (provided that the amount of such net cash proceeds received by the Company and utilized pursuant to this clause (b) for any such repurchase, redemption, acquisition or retirement will be excluded from clause (B) immediately following Section 4.07(a)(7) hereof;

          (6)   the repurchase of Equity Interests deemed to occur upon the exercise of stock options to the extent such Equity Interests represent a portion of the exercise price of those stock options;

          (7)   the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of the Company or any Restricted Subsidiary of the Company issued on or after the date of this Indenture in accordance with the Fixed Charge Coverage test described in Section 4.09 hereof;

          (8)   payments pursuant to the Management Agreement;

          (9)   any repricing or issuance of employee stock options or the adoption of bonus arrangements, in each case in connection with the issuance of the Notes, and payments pursuant to such arrangements;

          (10) the acquisition of any shares of Disqualified Stock of the Company in exchange for other shares of Disqualified Stock of the Company or with the net cash proceeds from an issuance of Disqualified Stock by the Company within 45 days of such issuance, in each case that is permitted to be issued under Section 4.09 below; or

          (11) other Restricted Payments in an aggregate amount not to exceed $5.0 million since the date of this Indenture.

        (c)   The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any assets or securities that are required to be valued by this Section 4.07 will be determined by the Board of Directors of the Company whose resolution with respect thereto shall be delivered to the Trustee. The Board of Directors' determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the Fair Market Value exceeds $3.0 million.

        (d)   For purposes of determining compliance with this Section 4.07, if a Restricted Payment meets the criteria of more than one of the exceptions described in clauses (1) through (11) of Section 4.07(b) or is entitled to be made according to Section 4.07(a), the Company may, in its sole discretion, classify the Restricted Payment in any manner that complies with this Section 4.07.

Section 4.08    Dividend and Other Payment Restrictions Affecting Subsidiaries.

        (a)   The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

          (1)   pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to the Company or any of its Restricted Subsidiaries;

          (2)   make loans or advances to the Company or any of its Restricted Subsidiaries; or

          (3)   sell, lease or transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

        (b)   The restrictions in Section 4.08(a) hereof will not apply to encumbrances or restrictions existing under or by reason of:

          (1)   agreements governing Existing Indebtedness and the Credit Agreement as in effect on the date of this Indenture and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of this Indenture;

          (2)   this Indenture, the Notes, the Note Guarantees, the Security Documents and the Intercreditor Agreement;

          (3)   applicable law, rule, regulation or order;

          (4)   any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;

          (5)   customary non-assignment provisions in contracts and licenses entered into in the ordinary course of business;

          (6)   purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in clause (3) of Section 4.08(a) hereof;

          (7)   any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending the sale or other disposition;

          (8)   Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

          (9)   Permitted Liens that limit the right of the debtor to dispose of the assets subject to such Liens;

          (10) provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements entered into with the approval of the Company's Board of Directors, which limitation is applicable only to the assets that are the subject of such agreements; and

          (11) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

Section 4.09    Incurrence of Indebtedness and Issuance of Preferred Stock.

        (a)   The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) other than Permitted Debt, and the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Company may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and the Guarantors may incur Indebtedness (including Acquired Debt) or issue preferred stock, if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued, as the case may be, would have been at least (a) 2.25 to 1 in the case of any incurrence or issuance on or before April 1, 2006 and (b) 2.50 to 1 in the case of any incurrence or issuance after April 1, 2006 in each case determined on a pro forma basis, (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or the preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

        (b)   The Company will not incur, and will not permit any of its Restricted Subsidiaries to incur, any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Company or such Restricted Subsidiary unless such Indebtedness is also contractually subordinated in right of payment to the Notes and the Note Guarantee of such Restricted Subsidiary on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company solely by virtue of being (i) unsecured, (ii) secured on a first or junior Lien basis or (iii) junior in right of distribution of collateral proceeds.

        (c)   For purposes of determining compliance with this Section 4.09, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (14) of the definition of Permitted Debt, or is entitled to be incurred pursuant to Section 4.09(a), the Company will be permitted, in its sole discretion, to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this Section 4.09. Indebtedness under the Credit Agreement relating to revolving credit borrowings outstanding on the date on which Notes are first issued and authenticated under this Indenture will initially be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt. The accrual of interest, accrual of dividends on Disqualified Stock, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this Section 4.09; provided, in each such case (other than any reclassification of preferred stock as indebtedness due to a change in accounting principles), that the amount of any such accrual, accretion or payment is included in Fixed Charges of the Company as accrued. Notwithstanding any other provision of this Section 4.09, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may incur pursuant to this Section 4.09 shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

        (d)   The amount of any Indebtedness outstanding as of any date will be:

          (1)   the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

          (2)   the principal amount of the Indebtedness, in the case of any other Indebtedness; and

          (3)   in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

            (a)   the Fair Market Value of such assets at the date of determination; and

            (b)   the amount of the Indebtedness of the other Person.

Section 4.10    Asset Sales.

        (a)   The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

          (1)   the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of; and

          (2)   at least 75% of the consideration received in the Asset Sale by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following shall be deemed to be cash:

            (A)  any liabilities, as shown on the Company's most recent consolidated balance sheet, of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Note Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability;

            (B)  any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash within 180 days after such Asset Sale, to the extent of the cash received in that conversion; and

            (C)  any stock or assets of the kind referred to in clauses (2) or (4) of Section 4.10(b).

        (b)   Any Asset Sale pursuant to a to a condemnation, appropriation or other similar taking, including by deed in lieu of condemnation, or pursuant to the foreclosure or other enforcement of a Permitted Lien or exercise by the related lienholder of rights with respect to any of the foregoing, including by deed or assignment in lieu of foreclosure, will not be required to satisfy the conditions set forth in Section 4.10(a). Within 365 days after the receipt of any Net Proceeds from an Asset Sale, other than a Sale of Collateral, the Company (or the applicable Restricted Subsidiary, as the case may be) may apply such Net Proceeds at its option:

          (1)   to repay Priority Lien Debt and, if such Priority Lien Debt is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto;

          (2)   to acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business, if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Restricted Subsidiary of the Company;

          (3)   to make a capital expenditure;

          (4)   to acquire other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business; or

          (5)   any combination of clauses (1) through (4) above.

        (c)   Within 365 days after the receipt of any Net Proceeds from an Asset Sale that constitutes a Sale of Collateral, the Company (or the Restricted Subsidiary that owned those assets, as the case may be) may apply those Net Proceeds to purchase other assets that would constitute Collateral or to repay Priority Lien Debt and, if such Priority Lien Debt is revolving credit Indebtedness, to correspondingly reduce permanently the commitments with respect thereto.

        (d)   In the case of clause (2) or (4) of Section 4.10(b) above or a Sale of Collateral, the Company will be deemed to have complied with its obligations in this Section 4.10 if it enters into a binding commitment to acquire such assets or Capital Stock prior to 360 days after the receipt of the applicable Net Proceeds; provided that such binding commitment will be subject only to customary conditions and such acquisition is completed within 180 days following the expiration of the aforementioned 360 day period. If the acquisition contemplated by such binding commitment is not consummated on or before such 180th day, and the Company has not applied the applicable Net Proceeds for another purpose permitted by the applicable preceding paragraph on or before such 180th day, such commitment shall be deemed not have been a permitted application of Net Proceeds. Pending the final application of any Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by this Indenture.

        (e)   Any Net Proceeds from Asset Sales that are not applied or invested as provided in Section 4.10(b) will constitute "Excess Proceeds." The Company will make an Asset Sale Offer to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets in accordance with Section 3.09 hereof to purchase the maximum principal amount of Notes (including Additional Notes) and such other pari passuIndebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an

Asset Sale Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero. The Company will be required to make the Asset Sale Offer contemplated by this Section 4.10 within 30 days after the aggregate amount of Excess Proceeds exceeds $5.0 million.

        (f)    The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of Section 3.09 hereof or this Section 4.10, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under Section 3.09 hereof or this Section 4.10 by virtue of such compliance.

Section 4.11    Transactions with Affiliates.

        (a)   The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each an "Affiliate Transaction"), unless:

          (1)   the Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

          (2)   the Company delivers to the Trustee:

            (A)  with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $2.5 million, a resolution of the Board of Directors of the Company set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (1) of this Section 4.11(a) and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of the Company; and

            (B)  with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, an opinion as to the fairness to the Company or such Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

        (b)   The following items, or any amendment thereto or replacement thereof, so long as any such amendment or replacement is not more disadvantageous to the Company in any material respect than the original agreement or plan as in effect on the date of this Indenture, as reasonably determined by the Board of Directors or senior management of the Company, and payments pursuant thereto, will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 4.11(a) hereof:

          (1)   any employment or consulting agreement, employee benefit plan, officer or director indemnification agreement or any similar arrangement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and payments pursuant thereto and the issuance of Equity Interests of the Company (other than Disqualified Stock) to directors and employees pursuant to stock option or stock ownership plans, in each case, approved in good faith by the Board of Directors of the Company;

          (2)   transactions between or among the Company and/or its Restricted Subsidiaries;

          (3)   transactions with a Person (other than an Unrestricted Subsidiary of the Company) that is an Affiliate of the Company solely because the Company owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

          (4)   payment of reasonable directors' fees to Persons who are not otherwise Affiliates of the Company and indemnification of officers and directors in their capacity as such;

          (5)   any issuance of Equity Interests (other than Disqualified Stock) of the Company to Affiliates of the Company;

          (6)   Restricted Payments that do not violate Section 4.07 hereof;

          (7)   payment pursuant to the Management Agreement;

          (8)   transactions pursuant to the Shareholders Agreement;

          (9)   loans or advances to employees made in the ordinary course of business; and

          (10) any transaction with suppliers in the ordinary course of business that are on substantially similar terms to those contained in similar transactions by the Company or any of its Restricted Subsidiaries with unaffiliated suppliers consistent with past practice.

Section 4.12    Liens.

        The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind on any asset now owned or hereafter acquired by the Company or any of its Restricted Subsidiaries or any proceeds, income or profits therefrom, or assign or convey any right to receive income therefrom, except Permitted Liens.

        The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist a Lien upon any asset or property, or any proceeds, income or profits therefrom (whether then held by it or to be acquired by it at a future time) as security for any Priority Lien Obligations, if:

          (1)   the Lien is junior or subordinated in any respect to any other Lien securing any Priority Lien Obligations, other than solely as a result of the priority afforded by operation of law to "purchase money security interests" under, and as such term is defined in, Article 9 of the Uniform Commercial Code; or

          (2)   any Priority Lien Obligations are contractually subordinated in any respect to any other Priority Lien Obligations.

Section 4.13    Business Activities.

        (a)   The Company will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

        (b)   The Company will not (1) hold any material assets, other than the Capital Stock of its Subsidiaries, cash, any Investments permitted under this Indenture and the Net Proceeds of any Asset Sale pending application of such Net Proceeds in accordance with Section 4.10, (2) engage in any businesses other than incidental to its ownership of the Capital Stock of its Subsidiaries and any Investments permitted under this Indenture or (3) create, incur, assume, or guarantee any material obligations or liabilities owed to trade creditors of any Person except in connection with its operation as a holding company. The Company will maintain El Torito Restaurants, Inc. and Acapulco Restaurants, Inc. as direct wholly owned Subsidiaries of the Company, subject to the Company's right to sell, transfer or otherwise dispose of any or all of the Capital Stock, or all or substantially all of the assets and properties, of El Torito Restaurants, Inc. or Acapulco Restaurants, Inc., as the case may be, to any Person (other than any of the Company's Subsidiaries) in accordance with this Indenture and the Security Documents; provided, however that the Company may sell or otherwise transfer such Subsidiaries to any Restricted Subsidiary that complies with the requirements of this Section 4.13; provided, further that El Torito Restaurants, Inc. and Acapulco Restaurants, Inc. may be merged with and into any other direct wholly owned Subsidiary of the Company (or Subsidiary of any such Restricted Subsidiary described in Section 4.13(a)).

Section 4.14    Corporate Existence.

        Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect:

          (1)   its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary; and

          (2)   the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

Section 4.15    Offer to Repurchase Upon Change of Control.

        (a)   Upon the occurrence of a Change of Control, each Holder shall have the right to require the Company to make an offer (a "Change of Control Offer") to each Holder to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of that Holder's Notes at a purchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and Liquidated Damages, if any, on the Notes repurchased to the date of purchase, subject to the rights of Holders on the relevant record date to receive interest due on an interest payment date that is prior to the purchase date (the "Change of Control Payment"). Within 30 days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and stating:

          (1)   that the Change of Control Offer is being made pursuant to this Section 4.15 and that all Notes tendered will be accepted for payment;

          (2)   the purchase price and the purchase date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date");

          (3)   that any Note not tendered will continue to accrue interest;

          (4)   that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;

          (5)   that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" attached to the Notes completed, or transfer by book-entry transfer, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

          (6)   that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and

          (7)   that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof.

        The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change in Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of Sections 3.09 or 4.15 hereof, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under Section 3.09 hereof or this Section 4.15 by virtue of such compliance.

        (b)   On the Change of Control Payment Date, the Company will, to the extent lawful:

          (1)   accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

          (2)   deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

          (3)   deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

        The Paying Agent will promptly mail (but in any case not later than five days after the Change of Control Payment Date) to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

        (c)   Notwithstanding anything to the contrary in this Section 4.15, the Company will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.15 and Section 3.09 hereof and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to Section 3.07 hereof, unless and until there is a default in payment of the applicable redemption price.

Section 4.16    Limitation on Issuances and Sales of Equity Interests in Wholly-Owned Subsidiaries.

        The Company will not, and will not permit any of its Restricted Subsidiaries to, transfer, convey, sell, lease or otherwise dispose of any Equity Interests in any Wholly-Owned Restricted Subsidiary of the Company to any Person (other than the Company or a Wholly-Owned Subsidiary of the Company), unless:

          (1)   such transfer, conveyance, sale, lease or other disposition is of all the Equity Interests in such Wholly-Owned Restricted Subsidiary; and

          (2)   the Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with Section 4.10 hereof.

        In addition, the Company will not permit any Wholly-Owned Restricted Subsidiary of the Company to issue any of its Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares) to any Person other than to the Company or a Wholly-Owned Restricted Subsidiary of the Company.

Section 4.17    Payments for Consent.

        The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 4.18    Additional Note Guarantees.

        If the Company or any of its Restricted Subsidiaries acquires or creates another Domestic Subsidiary after the date of this Indenture, then that newly acquired or created Domestic Subsidiary will become a Guarantor and execute a supplemental indenture and deliver an Opinion of Counsel within ten Business Days of the date on which it was acquired or created. The form of such Note Guarantee is attached as Exhibit E hereto.

Section 4.19    Further Assurances; Insurance.

        (a)   The Company will, and will cause each Guarantor to, do or cause to be done all acts and things which may be required, or which the Collateral Agent from time to time may reasonably request, to assure and confirm that the Collateral Agent holds, for the benefit of the holders of Note Obligations, duly created, enforceable and perfected security interests upon all Collateral, including any property or assets that are acquired or otherwise become Collateral after the Notes are issued, subject only to Priority Liens and other Permitted Prior Liens, in each case, as contemplated by the Note Documents.

        (b)   Upon the reasonable request of the Collateral Agent, at any time or from time to time, the Company will, and will cause each Guarantor to, will promptly execute, acknowledge and deliver such Security Documents, instruments, certificates, notices and other documents, and take such other actions, as may reasonably be required, or which the Collateral Agent may reasonably request, to create, perfect, ensure the priority of, protect, assure or enforce the security interests and benefits intended to be conferred upon the Collateral Agent and the holders of the Note Obligations as contemplated by the Note Documents.

        (c)   If the Company or any of the Guarantors at any time acquires any real property or leasehold or other interest in real property (other than any Excluded Asset) that is not covered by the mortgages in favor of the Collateral Agent that are executed in connection with the issuance of the Notes, then within 45 days (or 60 days, with respect to leasehold interests in real property) following such acquisition the Company or such Guarantor will execute, deliver and record an additional mortgage or a supplement to such mortgages, reasonably satisfactory in form and substance to the Collateral Agent, subjecting such real property or leasehold or other interest in real property to the Lien created by such mortgages or, if an additional mortgage, creating a Lien in favor of the Collateral Agent to secure the Note Obligations. The Company will, or will cause such Guarantor to, obtain an appropriate title policy or endorsement or supplement to the title policy insuring the Collateral Agent's Liens in such additional interests in real property, subject only to Permitted Liens and other exceptions to title approved by the Collateral Agent; provided, that no such additional title policy or endorsement or supplement to the title policy will be required in respect of any additional real property having an aggregate Fair Market Value of less than $1.0 million. For the avoidance of doubt, this Section 4.19(c) will not apply to any real property leased by the Company or any Guarantor; provided that (a) the Company or such Guarantor, as the case may be, shall have used commercially reasonable efforts to obtain the consent of the applicable landlord to the grant of a security interest in favor of the Collateral Agent to secure the Note Obligations in (i) any such leased real property in which the Priority Lien Collateral Agent or any holder of Priority Lien Obligations holds a security interest to secure Priority Lien Obligations and (ii) the Sale-Leaseback Properties, and (b) such consent shall not have been obtained.

        (d)   The Company will, and will cause the Guarantors to:

          (1)   keep their properties adequately insured at all times by financially sound and reputable insurers;

          (2)   maintain such other insurance, to such extent and against such risks (and with such deductibles, retentions and exclusions), including fire and other risks insured against by extended coverage and coverage for acts of terrorism, as is customary with companies in the same or similar businesses operating in the same or similar locations, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by them;

          (3)   maintain such other insurance as may be required by law; and

          (4)   maintain such other insurance as is otherwise required by the Security Documents.

        (e)   Upon the request of the Collateral Agent, the Company will, and will cause the Guarantors to, furnish to the Collateral Agent full information as to their property and liability insurers. Holders of Note Obligations, as a class, will be named as additional insureds on all liability insurance policies of the Company and the Guarantors and the Collateral Agent will be named as loss payee (as a second-priority lienholder) on all property and casualty insurance policies of the Company and the Guarantors.

        (f)    Upon the request of the Collateral Agent, the Company and the Guarantors will permit the Collateral Agent to visit and inspect any of the Collateral and examine and, at the Company's expense, make abstracts from any of its books and records relating to any of the Collateral at any reasonable time and as often as may reasonably be requested.

Section 4.20    Designation of Restricted and Unrestricted Subsidiaries.

        The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default or Event of Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary designated as Unrestricted will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under Section 4.07 hereof or under one or more clauses of the definition of Permitted Investments, as determined by the Company. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

        Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of a resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.07 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date by Section 4.09 hereof, the Company will be in default of such covenant. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted by Section 4.09 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

Section 4.21    Limitation on Capital Expenditures

        (a)   The Company will not, and will cause its Restricted Subsidiaries not to, incur Capital Expenditures in 2004 in excess of $15.1 million, or Capital Expenditures in any subsequent fiscal year period that are in excess of (i) 55% of the Company's Consolidated Cash Flow for the immediately preceding fiscal year (which shall not be less than zero for purposes of this calculation), plus (ii) the Carryover Amount applicable to such fiscal year (the "Allowable Capital Expenditures"), provided that this paragraph shall no longer apply after an initial public offering of the common stock of the Company or any of its direct or indirect Subsidiaries with gross proceeds of at least $50.0 million. The "Carryover Amount" in respect of any fiscal year shall be the Allowable Capital Expenditures of the immediately preceding fiscal year minus all Capital Expenditures for such fiscal year, provided that in no event shall the Carryover Amount exceed $3.0 million. For the avoidance of doubt, incurrence by the Company or any of its Restricted Subsidiaries of Capital Expenditures in excess of the Allowable Capital Expenditures shall not constitute a default or breach of any provision of this Indenture.

        (b)   The Company's annual compliance certificate delivered to the Trustee under Section 4.04 hereof shall specify (i) the Carryover Amount applicable to the then-current fiscal year, (ii) the Allowable Capital Expenditures applicable to the then-current fiscal year, (iii) the amount of Capital Expenditures for the fiscal year addressed by such certificate and (iv) whether the additional interest on the Notes provided for in the following sentence will be applicable for the upcoming twelve month period. In the event that the Carryover Amount applicable to the then-current fiscal year is less than zero, the interest on the notes will accrue at a rate equal to 0.25% per annum in excess of the then applicable interest rate on the Notes from April 1 of such fiscal year through but including March 31 of the following fiscal year. Such interest will cease to accrue upon an initial public offering of the common stock of the Company or any of its direct or indirect Subsidiaries with gross proceeds of at least $50.0 million.

ARTICLE 5.
SUCCESSORS

Section 5.01    Merger, Consolidation, or Sale of Assets.

        The Company shall not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation); or (2) sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

          (1)   either:

            (A)  the Company is the surviving corporation; or

            (B)  the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made is either (i) a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia or (ii) a partnership or limited liability company organized or existing under the laws of the United States, any state of the United States or the District of Columbia that has at least one Restricted Subsidiary that is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia, which corporation becomes the co-issuer of the Notes pursuant to a supplemental indenture reasonably satisfactory to the Trustee;

          (2)   the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance, lease or other disposition has been made assumes all the obligations of the Company under the Notes, this Indenture and the Registration Rights Agreement the Intercreditor Agreement and the Security Documents, pursuant to agreements reasonably satisfactory to the Trustee;

          (3)   immediately after such transaction, no Default or Event of Default exists; and

          (4)   the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made, would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, either:

            (a)   be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.09(a) hereof; or

            (b)   have a Fixed Charge Coverage Ratio that is equal to or greater than the Fixed Charge Coverage Ratio of the Company immediately prior to such consolidation, merger, sale, assignment, transfer, conveyance or other disposition.

        This Section 5.01 will not apply to:

          (1)   a merger of the Company with an Affiliate solely for the purpose of reincorporating the Company in another jurisdiction; or

          (2)   any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Company and its Restricted Subsidiaries.

Section 5.02    Successor Corporation Substituted.

        Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Company in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof, the successor Person formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor Person and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale of all of the Company's assets in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof.

ARTICLE 6.
DEFAULTS AND REMEDIES

        Section 6.01    Events of Default.

        Each of the following is an "Event of Default":

          (1)   default by the Company for 30 days in the payment when due of interest on, or Liquidated Damages, if any, with respect to, the Notes;

          (2)   default by the Company in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the Notes;

          (3)   failure by the Company or any of its Restricted Subsidiaries to comply with the provisions of Sections 4.10, 4.15 or 5.01 hereof;

          (4)   failure by the Company or any of its Restricted Subsidiaries for 45 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with the provisions of Sections 4.07 or 4.09 hereof;

          (5)   failure by the Company or any of its Restricted Subsidiaries for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with any of the other agreements in this Indenture (other than Section 4.21 hereof) or the Security Documents;

          (6)   default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, if that default:

            (A)  is caused by a failure to pay principal of such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or

            (B)  results in the acceleration of such Indebtedness prior to its express maturity,

    and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more;

          (7)   failure by the Company or any of its Restricted Subsidiaries to pay final and non-appealable judgments entered by a court or courts of competent jurisdiction aggregating in excess of $5.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

          (8)   the occurrence of any of the following:

            (a)   except as permitted by this Indenture, any Security Document ceases for any reason to be fully enforceable; provided, that it shall not be an Event of Default under this clause (8)(a) if the sole result of the failure of one or more Security Documents to be fully enforceable is that any Note Lien purported to be granted under such Security Documents on Collateral, individually or in the aggregate, having a Fair Market Value of not more than $5.0 million ceases to be an enforceable and perfected second priority security interest, subject to no Liens prior to the Note Liens other than Permitted Prior Liens;

            (b)   any Note Lien purported to be granted under any Security Document on Collateral, individually or in the aggregate, having a Fair Market Value in excess of $5.0 million ceases to be an enforceable and perfected second priority security interest, subject to no Liens prior to the Note Liens other than Permitted Prior Liens; or

            (c)   the Company or any other Obligor, or any Person acting on behalf of any of them, denies or disaffirms, in writing, any obligation of the Company or any other Obligor set forth in or arising under any Security Document.

          (9)   the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

            (A)  commences a voluntary case,

            (B)  consents to the entry of an order for relief against it in an involuntary case,

            (C)  consents to the appointment of a custodian of it or for all or substantially all of its property,

            (D)  makes a general assignment for the benefit of its creditors, or

            (E)  generally is not paying its debts as they become due;

          (10) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

            (A)  is for relief against the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary in an involuntary case;

            (B)  appoints a custodian of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary; or

            (C)  orders the liquidation of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days; or

          (11) except as permitted by this Indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee.

Section 6.02    Acceleration.

        In the case of an Event of Default specified in clause (9) or (10) of Section 6.01 hereof, with respect to the Company, any Restricted Subsidiary of the Company that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.

        Upon any such declaration, the Notes shall become due and payable immediately.

        In the event of a declaration of acceleration of the Notes because an Event of Default has occurred and is continuing as a result of the acceleration of any Indebtedness described in clause (6) of Section 6.01 hereof, the declaration of acceleration of the Notes shall be automatically annulled if the holders of any Indebtedness described in clause (6) of Section 6.01 hereof have rescinded the declaration of acceleration in respect of such Indebtedness within 30 days of the date of such declaration and if (a) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (b) all existing Events of Default, except nonpayment of principal or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.

Section 6.03    Other Remedies.

        If an Event of Default occurs and is continuing, subject to the terms of the Intercreditor Agreement, the Trustee may pursue any available remedy to collect the payment of principal, premium and Liquidated Damages, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

        The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04    Waiver of Past Defaults.

        Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium and Liquidated Damages, if any, or interest on, the Notes (including in connection with an offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, rescind an acceleration or waive any existing Default or Event of Default and its consequences, including any related payment default that resulted from such acceleration if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium or Liquidated Damages, if any, that has become due solely because of the acceleration) have been cured or waived. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05    Control by Majority.

        Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

Section 6.06    Limitation on Suits.

        A Holder may pursue a remedy with respect to this Indenture or the Notes only if:

          (1)   such Holder gives to the Trustee written notice that an Event of Default is continuing;

          (2)   Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

          (3)   such Holder or Holders offer and, if requested, provide to the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

          (4)   the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

          (5)   during such 60-day period, Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with such request.

        A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07    Rights of Holders of Notes to Receive Payment.

        Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium and Liquidated Damages, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder; provided that a Holder shall not have the right to institute any such suit for the enforcement of payment if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver or loss of the Lien of this Indenture upon any property subject to such Lien.

Section 6.08    Collection Suit by Trustee.

        If an Event of Default specified in Section 6.01(1) or (2) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as Trustee of an express trust against the Company for the whole amount of principal of, premium and Liquidated Damages, if any, and interest remaining unpaid on, the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09    Trustee May File Proofs of Claim.

        The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10    Priorities.

        Subject to the terms of the Intercreditor Agreement, any money or other property collected by the Trustee pursuant to this Article 6, including pursuant to the Security Documents, or otherwise distributable in respect of the Company's or any other Obligor's obligations under this Indenture and the other Note Documents shall be paid in the following order:

          First:    to the Trustee and the Collateral Agent and their respective agents and attorneys for amounts due the Trustee and Collateral Agent under Section 7.07 and Article 10 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the Collateral Agent and the costs and expenses of collection;

          Second:    to Holders of Notes for amounts due and unpaid on the Notes for principal, premium and Liquidated Damages, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and Liquidated Damages, if any and interest, respectively; and

          Third:    any surplus remaining after the payment in full in cash of all of the Note Obligations shall be paid to the Company or the applicable Guarantor, as the case may be, its successors or assigns, or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

        The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11    Undertaking for Costs.

        In any suit for the enforcement of any right or remedy under any Note Documents or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

ARTICLE 7.
TRUSTEE

        Section 7.01    Duties of Trustee.

        (a)   If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

        (b)   Except during the continuance of an Event of Default:

          (1)   the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (2)   in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

        (c)   The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (1)   this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

          (2)   the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (3)   the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

        (d)   Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01.

        (e)   No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability. The Trustee will be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

        (f)    The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02    Rights of Trustee.

        (a)   The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

        (b)   Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

        (c)   The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

        (d)   The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

        (e)   Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company will be sufficient if signed by an Officer of the Company.

        (f)    The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security against the losses, liabilities and expenses that might be incurred by it in compliance with such request or direction.

Section 7.03    Individual Rights of Trustee.

        The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee (if this Indenture has been qualified under the TIA) or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04    Trustee's Disclaimer.

        The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Notes or any other Note Document, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05    Notice of Defaults.

        If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee will mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium or Liquidated Damages, if any, or interest on, any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06    Reports by Trustee to Holders of the Notes.

        (a)   Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee will mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also will comply with TIA § 313(b)(2). The Trustee will also transmit by mail all reports as required by TIA § 313(c).

        (b)   A copy of each report at the time of its mailing to the Holders of Notes will be mailed by the Trustee to the Company and filed by the Trustee with the SEC and each stock exchange on which the Notes are listed in accordance with TIA § 313(d). The Company will promptly notify the Trustee when the Notes are listed on any stock exchange.

Section 7.07    Compensation and Indemnity.

        (a)   The Company will pay to the Trustee from time to time reasonable compensation as the parties shall agree in writing for its acceptance of this Indenture and services hereunder. The Trustee's compensation will not be limited by any law on compensation of a trustee of an express trust. The Company will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

        (b)   The Company and the Guarantors will indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company and the Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by the Company, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence, bad faith or willful misconduct. The Trustee will notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company will not relieve the Company or any of the Guarantors of their obligations hereunder. The Company or such Guarantor will defend the claim and the Trustee will cooperate in the defense. The Trustee may have separate counsel and the Company will pay the reasonable fees and expenses of such counsel. Neither the Company nor any Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld.

        (c)   The obligations of the Company and the Guarantors under this Section 7.07 will survive the satisfaction and discharge of this Indenture.

        (d)   To secure the Company's and the Guarantors' payment obligations in this Section 7.07, the Trustee will have a Lien prior to the Notes on the Collateral and all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien will survive the satisfaction and discharge of this Indenture.

        (e)   When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(9) or (10) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

        (f)    The Trustee will comply with the provisions of TIA § 313(b)(2) to the extent applicable.

Section 7.08    Replacement of Trustee.

        (a)   A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

        (b)   The Trustee may, upon 30 days' written notice to the Company, resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

          (1)   the Trustee fails to comply with Section 7.10 hereof;

          (2)   the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

          (3)   a custodian or public officer takes charge of the Trustee or its property; or

          (4)   the Trustee becomes incapable of acting.

        (c)   If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

        (d)   If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

        (e)   If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

        (f)    A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will mail a notice of its succession to Holders. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof will continue for the benefit of the retiring Trustee.

Section 7.09    Successor Trustee by Merger, etc.

        If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee.

Section 7.10    Eligibility; Disqualification.

        There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate Trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

        This Indenture will always have a Trustee who satisfies the requirements of TIA § 310(a)(1), (2) and (5). The Trustee is subject to TIA §310(b).

Section 7.11    Preferential Collection of Claims Against Company.

        The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

ARTICLE 8.
LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01    Option to Effect Legal Defeasance or Covenant Defeasance.

        The Company may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02    Legal Defeasance and Discharge.

        Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes (including the Note Guarantees) on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company and the Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Note Guarantees), which will thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all their other obligations under such Notes, the Note Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

          (1)   the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium and Liquidated Damages, if any, on, such Notes when such payments are due from the trust referred to in Section 8.04 hereof;

          (2)   the Company's obligations with respect to such Notes under Article 2 and Section 4.02 hereof;

          (3)   the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's and the Guarantors' obligations in connection therewith; and

          (4)   this Article 8.

        Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03    Covenant Defeasance.

        Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their obligations under the covenants contained in Sections 4.03, 4.05, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16, 4.17, 4.18, 4.19, 4.20 and 4.21 hereof and clause (4) of Section 5.01 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, "Covenant Defeasance"), and the Notes will thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, Note Guarantees and Security Documents, the Company and the Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes, Note Guarantees and Security Documents will be unaffected thereby. In addition, upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, (x) Sections 6.01(3) through 6.01(7) hereof will not constitute Events of Default and (y) Sections 6.01(9) and 6.01(10) hereto shall not constitute an Event of Default to the extent they occur at the 367th day following the occurrence of the Company's exercise of Covenant Defeasance; provided, however that for all other purposes as set forth herein, such Covenant Defeasance provisions shall be effective.

Section 8.04    Conditions to Legal or Covenant Defeasance.

        In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof:

          (1)   the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm, or firm of independent public accountants, to pay the principal of, or interest and premium and Liquidated Damages, if any, on the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to such stated date for payment or to a particular redemption date;

          (2)   in the case of an election under Section 8.02 hereof, the Company must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that:

            (A)  the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

            (B)  since the date of this Indenture, there has been a change in the applicable federal income tax law,

  in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (3)   in the case of an election under Section 8.03 hereof, the Company must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (4)   no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

          (5)   such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

          (6)   the Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others; and

          (7)   the Company must deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

        The Collateral will be released in whole from the Note Liens, as provided under Section 10.06 hereof in accordance with the provisions described in this Section 8.04.

Section 8.05    Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

        Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and Liquidated Damages, if any, and interest, but such money need not be segregated from other funds except to the extent required by law; provided, however, that any trust account established pursuant to this Article VIII shall not constitute Collateral.

        The Company will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

        Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06    Repayment to Company.

        Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium or Liquidated Damages, if any, or interest on, any Note and remaining unclaimed for two years after such principal, premium or Liquidated Damages, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 8.07    Reinstatement.

        If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's and the Guarantors' obligations under this Indenture and the Notes and the Note Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium or Liquidated Damages, if any, or interest on, any Note following the reinstatement of its obligations, the Company will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9.
AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01    Without Consent of Holders of Notes.

        Notwithstanding Section 9.02 of this Indenture, the Company, the Guarantors and the Trustee may amend, supplement or otherwise modify this Indenture or the Notes or the Note Guarantees without the consent of any Holder of Note:

          (1)   to cure any ambiguity, defect or inconsistency;

          (2)   to provide for uncertificated Notes in addition to or in place of certificated Notes;

          (3)   to provide for the assumption of the Company's or a Guarantor's obligations to the Holders of the Notes and Note Guarantees by a successor to the Company or such Guarantor pursuant to Article 5 or Article 10 hereof;

          (4)   to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder;

          (5)   to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

          (6)   to conform the text of this Indenture, the Notes, the Note Guarantees or the Security Documents to any provision of the "Description of the Notes" section of the Company's Offering Circular dated March 24, 2004, relating to the initial offering of the Notes, to the extent that such provision in that "Description of the Notes" was intended to be a verbatim recitation of a provision of this Indenture, the Notes, the Note Guarantees or the Security Documents;

          (7)   to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture as of the date hereof;

          (8)   to allow any Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the Notes; or

          (9)   to make, complete or confirm any grant of Collateral permitted or required by this Indenture or any of the Security Documents or any release of Collateral that becomes effective as set forth in this Indenture or any of the Security Documents.

        Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee will join with the Company and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02    With Consent of Holders of Notes.

        Except as provided below in this Section 9.02 and in Section 10.10 hereof, the Company and the Trustee may amend, supplement or otherwise modify this Indenture (including, without limitation, Section 3.09, 4.10 and 4.15 hereof) and the Notes, the Note Guarantees and the Security Documents with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium or Liquidated Damages, if any, or interest on, the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes, the Note Guarantees or the Security Documents may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Section 2.08 hereof shall determine which Notes are considered to be "outstanding" for purposes of this Section 9.02.

        Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee will join with the Company and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental Indenture.

        It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.

        After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company will mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture, the Notes, the Note Guarantees or the Security Documents. However, without the consent of each Holder affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

          (1)   reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

          (2)   reduce the principal of or change the fixed maturity of any Note or alter or waive any of the provisions with respect to the redemption of the Notes (except as provided above with respect to Sections 3.09, 4.10 and 4.15 hereof);

          (3)   reduce the rate of or change the time for payment of interest, including default interest, on any Note;

          (4)   waive a Default or Event of Default in the payment of principal of, or premium or Liquidated Damages, if any, or interest on, the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

          (5)   make any Note payable in money other than that stated in the Notes;

          (6)   make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest or premium or Liquidated Damages, if any, on, the Notes;

          (7)   waive a redemption payment with respect to any Note (other than a payment required by Sections 3.09, 4.10 or 4.15 hereof);

          (8)   release any Guarantor from any of its obligations under its Note Guarantee or this Indenture, except in accordance with the terms of this Indenture; or

          (9)   make any change in the preceding amendment and waiver provisions.

        Without the consent of the Holders of at least 66 2/3% in the aggregate outstanding principal amount of the Notes then outstanding, an amendment, supplement or waiver may not (with respect to any Notes held by a non-consenting Holder) release all or substantially all of the Collateral from the Liens created by the Security Documents, except as specifically provided for in the Note Documents.

Section 9.03    Compliance with Trust Indenture Act.

        Every amendment or supplement to this Indenture or the Notes will be set forth in a amended or supplemental indenture that complies with the TIA as then in effect.

Section 9.04    Revocation and Effect of Consents.

        Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05    Notation on or Exchange of Notes.

        The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

        Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06    Trustee to Sign Amendments, etc.

        The Trustee will sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amended or supplemental indenture until the Board of Directors of the Company approves it. In executing any amended or supplemental indenture, the Trustee will be entitled to receive and (subject to Section 7.01 hereof) will be fully protected in relying upon, in addition to the documents required by Section 13.04 hereof, an Officers' Certificate of the Company and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

ARTICLE 10.
COLLATERAL AND SECURITY

Section 10.01    Security Documents.

        The payment of principal of and interest and premium and Liquidated Damages, if any, on the Notes, and the payment and performance of all other Note Obligations will be secured, equally and ratably, by a second-priority security interest in the Collateral, subject only to Permitted Prior Liens, as provided in the Security Documents.

Section 10.02    Ranking of Note Liens.

        Notwithstanding:

          (1)   anything to the contrary contained in the Security Documents;

          (2)   the time of incurrence of any Secured Debt;

          (3)   the time, order or method of attachment of the Note Liens or the Priority Liens;

          (4)   the time or order of filing or recording of financing statements or other documents filed or recorded to perfect any Lien upon any Collateral;

          (5)   the time of taking possession or control over any Collateral;

          (6)   the rules for determining priority under the Uniform Commercial Code or any other law governing relative priorities of secured creditors,

          (7)   that any Priority Lien may not have been perfected;

          (8)   that any Priority Lien may be or have become subordinated, by equitable subordination or otherwise, to any other Lien; or

          (9)   any other circumstance of any kind or nature whatsoever, whether similar or dissimilar to any of the foregoing,

subject to the terms of the Intercreditor Agreement, the Note Liens will in all circumstances be junior and subordinate in ranking to all Priority Liens, whenever granted, upon any present or future Collateral, and the Priority Liens, whenever granted, upon any present or future Collateral will be prior and superior to the Note Liens.

        This Section 10.02 is intended for the benefit of, and will be enforceable as a third party beneficiary by, each present and future holder of Priority Lien Obligations, and the Priority Lien Collateral Agent as holder of Priority Lien Obligations. No other Person will be entitled to rely on, have the benefit of or enforce this provision.

        This Section 10.02 is intended solely to set forth the relative ranking, as security interests, of the security interests securing the Notes as against Priority Lien Obligations. Neither the Notes nor the exercise or enforcement of any right or remedy for the payment or collection thereof are intended to be, or will ever be by reason of the foregoing provision, in any respect subordinated, deferred, postponed, restricted or prejudiced.

Section 10.03    Order of Application

        Subject to the terms of the Intercreditor Agreement and the application of the enforcement proceeds to the payment of amounts required to be applied to the repayment of indebtedness secured by a prior Lien on such Collateral, if, upon the enforcement by the Collateral Agent of any default remedy set forth in any Security Document, any Collateral is sold in foreclosure of such security interest or is otherwise collected or realized upon by the Collateral Agent, the proceeds received by the Collateral Agent from such enforcement will be distributed by the Collateral Agent in the following order of application:

        FIRST, to the payment of all amounts payable under the Security Documents securing the Note Obligations on account of the Collateral Agent's and the Trustee's fees and any reasonable legal fees, costs and expenses or other liabilities of any kind incurred by the Collateral Agent or any co-trustee or agent in connection with any such Security Document;

        SECOND, to the Trustee for application, in accordance with clauses "first" and "second" of Section 6.10 hereof, to the payment of all Note Obligations until all Note Obligations have been paid in full; and

        THIRD, any surplus remaining after the payment in full in cash of all of the Note Obligations shall be paid to the Company or the applicable Guarantor, as the case may be, its successors or assigns, or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

        Nothing in this Section 10.03 is intended to, or will, permit the existence or incurrence of any Lien (including any Prior Lien) that is not otherwise a Permitted Lien under this Indenture.

Section 10.04    Collateral Agent.

        (a)   The Trustee will also serve as Collateral Agent for the benefit of the Holders of the Notes and other Note Obligations.

        (b)   The Collateral Agent is authorized and empowered to appoint one or more co-collateral agents as it deems necessary or appropriate.

        (c)   Neither the Trustee nor the Collateral Agent nor any of their respective officers, directors, employees, attorneys or agents will be responsible for the existence, genuineness, value or protection of any Collateral, for the legality, enforceability, effectiveness or sufficiency of the Security Documents, for the creation, perfection, priority, sufficiency or protection of any Lien securing Note Obligations, or for any failure to demand, collect, foreclose or realize upon or otherwise enforce any of the Liens securing Note Obligations or for any delay in doing so.

        (d)   The Collateral Agent will be subject to such directions as may be given it by the Trustee from time to time as required or permitted by this Indenture. Except as directed by the Trustee and as required or permitted by this Indenture, at any time there are Priority Lien Obligations which have not been paid in full, the Collateral Agent will not be obligated to:

          (1)   act upon directions purported to be delivered to it by any other Person;

          (2)   foreclose upon or otherwise enforce any Lien; or

          (3)   take any other action whatsoever with regard to any or all of the Liens, Security Documents or the Collateral.

        The Company will deliver to the Trustee copies of all Security Documents delivered to the Collateral Agent.

        (e)   The Collateral Agent will be accountable only for amounts that it actually receives as a result of the enforcement of Liens securing Note Obligations.

        (f)    In acting as Collateral Agent, the Collateral Agent may rely upon and enforce each and all of the rights, powers, protections, immunities, indemnities and benefits of the Trustee under Article 7 mutatis mutandis, and, in connection therewith, references to the Trustee shall be deemed to include the Collateral Agent and references to this Indenture shall be deemed to include the Security Documents and the Intercreditor Agreement.

        (g)   Each successor Trustee will become the successor Collateral Agent as and when the successor Trustee becomes the Trustee.

Section 10.05    Authorization of Actions to Be Taken.

        (a)   Each Holder of Notes, by its acceptance thereof, consents and agrees to the terms of each Security Document and the Intercreditor Agreement, as originally in effect and as amended, supplemented or replaced from time to time in accordance with its terms or the terms of this

Indenture, authorizes and directs the Trustee and the Collateral Agent to enter into the Security Documents, authorizes and empowers the Trustee and the Collateral Agent to execute and deliver the Intercreditor Agreement, and authorizes and empowers each of the Trustee and the Collateral Agent to bind the Holders of Notes as set forth in the Security Documents and the Intercreditor Agreement and to perform its obligations and exercise its rights and powers thereunder.

        (b)   The Collateral Agent and the Trustee are authorized and empowered to receive for the benefit of the holders of Note Obligations any funds collected or distributed under the Security Documents and to make further distributions of such funds to the holders of Note Obligations according to the provisions of this Indenture.

        (c)   Subject to the provisions of Sections 7.01, 7.02 and 10.02 hereof and the terms of the Intercreditor Agreement, the Trustee may, upon an Event of Default, in its sole discretion and without the consent of the Holders of Notes, direct, on behalf of the holders of Note Obligations, the Collateral Agent to take all actions it deems necessary or appropriate in order to:

          (1)   foreclose upon or otherwise enforce any or all of the Note Liens;

          (2)   enforce any of the terms of the Security Documents; or

          (3)   collect and receive payment of any and all Note Obligations.

        The Trustee will have power to (and to instruct the Collateral Agent to) institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Security Documents or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the holders of Note Obligations in the Collateral (including power to (and to instruct the Collateral Agent to) institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the holders of Note Obligations, the Trustee or the Collateral Agent).

Section 10.06    Release of Note Liens.

        (a)   The Note Liens will be released in whole (whether or not any Insolvency or Liquidation Proceeding is pending at the time) upon:

          (1)   payment in full and discharge of all outstanding Note Debt and all other Note Obligations that are outstanding, due and payable at the time all of the Note Debt is paid in full and discharged;

          (2)   satisfaction and discharge of this Indenture in accordance with the provisions of Article 12 hereof; or

          (3)   a Legal Defeasance or Covenant Defeasance in accordance with the provisions of Article 8 hereof.

        (b)   The Note Liens will be released in part with respect to any asset constituting Collateral (whether or not any Insolvency or Liquidation Proceeding is pending at the time):

          (1)   upon delivery by the Company (or, if any Priority Lien Obligations exist that have not been repaid in full, the holder of any Priority Lien) to the Trustee and the Collateral Agent of an Officers' Certificate certifying that the asset has been (or concurrently with the release of the Note Liens thereon will be) sold, transferred or otherwise disposed of by the Company or a Guarantor to a Person other than the Company, any of the Company's Restricted Subsidiaries or any other Obligor in a transaction permitted by each of the Note Documents, at the time of sale or disposition; provided that the Note Liens will not be released if the sale, transfer or other disposition is subject to Section 5.01 hereof;

          (2)   upon delivery by the Company to the Trustee and the Collateral Agent of an Officers' Certificate certifying that the asset is owned or has been acquired by a Guarantor that has been released from its Note Guarantee (including by virtue of a Subsidiary Guarantor becoming an Unrestricted Subsidiary) pursuant to Section 11.05 hereof; provided that any subsequent guarantee or reinstated guarantee made by such Guarantor shall be subject to Section 4.18; and

          (3)   upon delivery by the Company (or any holder or Priority Lien Obligations) to the Trustee and the Collateral Agent of an Officers' Certificate certifying that the asset has been (or concurrently with the release of the Note Liens thereon will be) sold, transferred or otherwise disposed of by the holder of any Priority Lien securing Priority Lien Obligations in a foreclosure or other enforcement proceeding or by an Obligor in lieu of a sale by the holders of the Priority Lien Obligations in a foreclosure or enforcement proceeding.

        (c)   Notwithstanding the foregoing, the Note Liens on the proceeds of such Collateral paid or payable in connection with any sale or other disposition of an asset described in Section 10.06(b) hereof shall not be released.

Section 10.07    Recording and Opinions.

        (a)   The Company will furnish to the Collateral Agent and the Trustee on April 1 in each year beginning with April 1, 2005, an Opinion of Counsel, dated as of such date, either:

          (1)   (A) stating that, in the opinion of such counsel, action has been taken with respect to the recording, registering, filing, re-recording, re-registering and re-filing of all supplemental indentures, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Lien of the Security Documents and reciting with respect to the security interests in the Collateral the details of such action or referring to prior Opinions of Counsel in which such details are given, and (B) stating that, in the opinion of such counsel, based on relevant laws as in effect on the date of such Opinion of Counsel, all financing statements and continuation statements have been executed and filed that are necessary as of such date and during the succeeding 12 months fully to preserve and protect, to the extent such protection and preservation are possible by filing, the rights of the Holders of Notes and the Collateral Agent and the Trustee hereunder and under the Security Documents with respect to the security interests in the Collateral; or

          (2)   stating that, in the opinion of such counsel, no such action is necessary to maintain such Lien and assignment.

        (b)   Immediately prior to the issuance of the Exchange Notes and annually thereafter, the Company will furnish to the Trustee and the Collateral Agent an Opinion of Counsel, in the form specified in Section 10.07(a) hereof for that opinion, with respect to the effectiveness and perfection of the Liens intended to be created by the Security Documents. The Company will otherwise comply with the provisions of TIA Section 314(b).

        (c)   To the extent applicable, the Company will cause TIA §313(b), relating to reports, and TIA §314(d), relating to the release of property or securities or relating to the substitution therefore of any property or securities to be subjected to the Note Liens of the Security Documents, to be complied with. Any certificate or opinion required by TIA §314(d) may be made by an officer of the Company except in cases where TIA §314(d) requires that such certificate or opinion be made by an independent Person, which Person will be an independent engineer, appraiser or other expert selected or reasonably satisfactory to the Collateral Agent. Notwithstanding anything to the contrary in this Section 10.07(c), the Company will not be required to comply with all or any portion of TIA §314(d) if it determines, in good faith based on advice of counsel, that under the terms of TIA §314(d) and/or any interpretation or guidance as to the meaning thereof of the SEC and its staff, including "no action" letters or exemptive orders, all or any portion of TIA §314(d) is inapplicable to one or a series of released Collateral.

Section 10.08    Certificates of the Company.

        The Company will furnish to the Trustee and the Collateral Agent, prior to each proposed release of Collateral pursuant to the Security Documents:

          (1)   all documents required by TIA §314(d);

          (2)   an Officers' Certificate certifying that all terms for release under this Indenture and any applicable Security Documents have been satisfied and specifying (a) the identity of the Collateral to be released and (b) the applicable provisions of this Indenture and the Security Documents which authorize that release; and

          (3)   an Opinion of Counsel which may be rendered by internal counsel to the Company, to the effect that such accompanying documents constitute all documents required by TIA §314(d).

        The Trustee and the Collateral Agent may, to the extent permitted by Sections 7.01 and 7.02 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents, Officers' Certificate and such Opinion of Counsel.

Section 10.09    Certificates of the Trustee.

        In the event that the Company wishes to release Collateral in accordance with this Indenture and the Security Documents and has delivered the certificates and documents required by this Indenture and the Security Documents and Sections 10.06, 10.07 and 10.08 hereof, the Trustee will determine whether it has received all documentation required by TIA § 314(d) in connection with such release and, based on such determination and the Opinion of Counsel delivered pursuant to clause (3) of Section 10.08, will deliver a certificate to the Collateral Agent setting forth such determination.

Section 10.10    Amendment of Security Documents.

        (a)   At any time when any Priority Lien Obligations exist that have not been repaid in full, the Collateral Agent will not enter into, and the Trustee and the Holders of Notes will not authorize or direct, any amendment of or supplement to any Security Document relating to any Collateral that would make such Security Document inconsistent in any material respect with the comparable provisions of the Priority Lien Security Documents upon such Collateral and no such amendment or supplement will be enforceable; provided, that for purposes of this Section 10.10, (1) no inconsistency reflected in the Security Documents delivered in connection with the issuance of the Notes on the date of this Indenture, as compared with the comparable provisions of the applicable Priority Lien Security Documents then in effect, will be subject to the provisions of this Section 10.10, and (2) subject to clause (1), any provision granting rights or powers to the Collateral Agent that are not granted to the holders of Priority Liens securing Priority Lien Debt will constitute a material inconsistency, except to the extent resulting solely from the failure by the holders of Priority Lien Obligations or the Priority Lien Collateral Agent to obtain a lien on any asset or property of the Company or any of its Subsidiaries to which they or it would otherwise be entitled under the applicable Priority Lien Documents.

        (b)   Notwithstanding anything to the contrary in this Agreement or any Security Documents, no amendment or supplement to the provisions of any Security Document will be effective without the approval of the Collateral Agent acting as directed by an Act of Required Noteholders, except that:

          (1)   any amendment or supplement that has the effect solely of adding or maintaining Collateral, securing additional Note Obligations that were otherwise permitted by the terms of the

  Note Documents to be secured by the Collateral or preserving or perfecting the Liens thereon or the rights of the Collateral Agent therein, or adding or maintaining any guarantee, will become effective when executed and delivered by the Company or any other applicable Obligor party thereto and the Collateral Agent;

          (2)   no amendment or supplement that reduces, impairs or adversely affects the right of any holder of Note Debt to:

            (A)  vote its outstanding Note Debt as to any matter described as subject to an Act of Required Noteholders (or amends the provisions of this clause (2) or the definition of "Act of Required Noteholders"); or

            (B)  share in the order of application described in Section 10.02 hereof in the proceeds of enforcement of the Collateral Agent's security interests in any and all Collateral that has not been released in accordance with the provisions of Section 10.06, will become effective without the additional consent of such holder; and

          (3)   no amendment or supplement that imposes any obligation upon the Collateral Agent or adversely affects the rights of the Collateral Agent in its individual capacity as such will become effective without the consent of the Collateral Agent.

        (c)   Any amendment or supplement to the provisions of the Security Documents that releases Collateral will be effective only in accordance with the requirements set forth in Section 10.06 hereof.

Section 10.11    Appointment of Co-Collateral Agent.

        (a)   Notwithstanding any other provisions of this Indenture or any other Note Document, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Collateral may at the time be located, the Collateral Agent shall have the power and may execute and deliver all instruments necessary to appoint one or more Persons to act as a co-collateral agent or co-collateral agents, or separate collateral agent or separate collateral agents, of all or any part of the Collateral, and to vest in such Person or Persons, in such capacity and for the benefit of the holders of Note Obligations, such title to the Collateral, or any part thereof, and subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Collateral Agent may reasonably consider necessary or desirable for such purpose. No co-collateral agent or separate collateral agent shall be required to meet the terms of eligibility as a successor Trustee under Section 7.10 hereof and no notice to holders of Note Obligations of the appointment of any co-collateral agent or separate collateral agent shall be required under Section 7.08 hereof.

        (b)   Every co-collateral agent or separate collateral agent shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

          (1)   all rights, powers, duties and obligations conferred or imposed upon the Collateral Agent shall be conferred or imposed upon and exercised or performed by the Collateral Agent and such co-collateral agent or separate collateral agent jointly (it being understood that such separate co-collateral agent or separate collateral agent is not authorized to act separately without the Collateral Agent joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Collateral Agent shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to Collateral or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such co-collateral agent or separate collateral agent, but solely at the direction of the Collateral Agent; and

          (2)   the Collateral Agent may at any time accept the resignation of or remove any co-collateral agent or separate collateral agent.

        (c)   Any notice, request or other writing given to the Collateral Agent shall be deemed to have been given to each of the then co-collateral agents or separate collateral agents, as effectively as if given to each of them. Every instrument appointing any co-collateral agent or separate collateral agent shall refer to this Indenture and the conditions of this Section 10.11. Each co-collateral agent or separate collateral agent, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Collateral Agent or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection or rights (including the rights to compensation, reimbursement and indemnification hereunder) to, the Collateral Agent. Every such instrument shall be filed with the Collateral Agent.

        (d)   Any co-collateral agent or separate collateral agent may at any time constitute the Collateral Agent, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture, the Security Documents and the Intercreditor Agreement on its behalf and in its name. If any co-collateral agent or separate collateral agent shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Collateral Agent, to the extent permitted by law, without the appointment of a new or successor co-collateral agent or separate collateral agent.

ARTICLE 11.
NOTE GUARANTEES

Section 11.01    Guarantee.

        (a)   Subject to this Article 11, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:

          (1)   the principal of, premium, if any, and Liquidated Damages, if any, and interest on, the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders, the Trustee or the Collateral Agent or under the Note Documents will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

          (2)   in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

        Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

        (b)   The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Note Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

        (c)   If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

        (d)   Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee. The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.

Section 11.02    Limitation on Guarantor Liability.

        Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 11, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.

Section 11.03    Execution and Delivery of Note Guarantee.

        To evidence its Note Guarantee set forth in Section 11.01 hereof, each Guarantor hereby agrees that a notation of such Note Guarantee substantially in the form attached as Exhibit E hereto will be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture will be executed on behalf of such Guarantor by one of its Officers.

        Each Guarantor hereby agrees that its Note Guarantee set forth in Section 11.01 hereof will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

        If an Officer whose signature is on this Indenture or on the Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Note Guarantee is endorsed, the Note Guarantee will be valid nevertheless.

        The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.

        In the event that the Company or any of its Restricted Subsidiaries creates or acquires any Domestic Subsidiary after the date of this Indenture, if required by Section 4.24 hereof, the Company will cause such Domestic Subsidiary to comply with the provisions of Section 4.24 hereof and this Article 11, to the extent applicable.

Section 11.04    Guarantors May Consolidate, etc., on Certain Terms.

        Except as otherwise provided in Section 11.05 hereof, no Guarantor may sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than the Company or another Guarantor, unless:

          (1)   immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default exists; and

          (2)   either:

            (a)   subject to Section 11.05 hereof, the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger unconditionally assumes all the obligations of that Guarantor under this Indenture, its Note Guarantee and the Registration Rights Agreement on the terms set forth herein or therein, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee; or

            (b)   the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Indenture, including without limitation, Section 4.10 hereof.

        In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person will succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Note Guarantees so issued will in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.

        Except as set forth in Articles 4 and 5 hereof, and notwithstanding clauses 2(a) and (b) above, nothing contained in this Indenture or in any of the Notes will prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or will prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

Section 11.05    Releases.

        The Note Guarantee of a Guarantor will be released and such Guarantor will be released and relieved of any obligations under its Note Guarantee (whether or not a Insolvency or Liquidation Proceeding is then pending):

          (1)   in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, if the sale or other disposition does not violate Section 4.10 hereof; provided that the Guarantor's Note Guarantee will not be released if the sale or disposition is subject to Section 5.01 hereof;

          (2)   in connection with any sale or other disposition of all of the Capital Stock of that Guarantor (whether directly by transfer of Capital Stock issued by that Guarantor or indirectly by transfer of Capital Stock of other Subsidiaries that, directly or indirectly, own Capital Stock issued by that Guarantor) to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, if the sale or other disposition does not violate Section 4.10 hereof; provided that the Guarantor's Note Guarantee will not be released if the sale or disposition is subject to Section 5.01 hereof;

          (3)   in connection with any sale or other disposition of less than all of the Capital Stock of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, if (a) the sale or other disposition does not violate Section 4.10 hereof; and (b) immediately after giving effect to such sale or disposition, that Guarantor ceases to be a Subsidiary of the Company; provided that the Guarantor's Note Guarantee will not be released if the sale or disposition is subject to Section 5.01 hereof;

          (4)   if the Company designates any Restricted Subsidiary that is a Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of this Indenture; or

          (5)   upon Legal Defeasance or Covenant Defeasance in accordance with Article 8 hereof or satisfaction and discharge of this Indenture in accordance with Article 12 hereof.

        Any Guarantor not released from its obligations under its Note Guarantee as provided in this Section 11.05 will remain liable for the full amount of principal of and interest and premium and Liquidated Damages, if any, on the Notes and for the other obligations of any Guarantor under this Indenture and the other Note Documents as provided in this Article 11.

ARTICLE 12.
SATISFACTION AND DISCHARGE

Section 12.01    Satisfaction and Discharge.

        This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder, when:

          (1)   either:

            (a)   all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or

            (b)   all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and Liquidated Damages, if any, and accrued interest to the date of maturity or redemption;

          (2)   no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

          (3)   the Company or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture and the other Note Documents; and

          (4)   the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be.

In addition, the Company must deliver an Officers' Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

        The Collateral will be released as provided in Section 10.08 hereof upon a satisfaction and discharge in accordance with the provisions described above.

        Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section 12.01, the provisions of Sections 12.02 and 8.06 hereof will survive. In addition, nothing in this Section 12.01 will be deemed to discharge those provisions of Section 7.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.

Section 12.02    Application of Trust Money.

        Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 12.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium and Liquidated Damages, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

        If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 12.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's and any Guarantor's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.01 hereof; provided that if the Company has made any payment of principal of, premium, if any, or Liquidated Damages, if any, or interest on, any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE 13.
MISCELLANEOUS

Section 13.01    Trust Indenture Act Controls.

        If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA §318(c), the imposed duties will control.

Section 13.02    Notices.

        Any notice or communication by the Company, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next day delivery, to the others' address:

If to the Company and/or any Guarantor:
Real Mex Restaurants, Inc. 4001 Via Oro Avenue, Suite 200 Long Beach, CA 90810 Facsimile No.: (310) 834-2762 Attention: Chief Financial Officer
With a copy to: Dechert LLP 30 Rockefeller Plaza New York, NY 10112 Facsimile No.: (215) 994-2222 Attention: Carmen J. Romano, Esq.
If to the Trustee: Wells Fargo Bank, N.A. 707 Wilshire Boulevard, 17th Floor Los Angeles, CA 90017 Facsimile No.: ( )[ ] Attention: Jeanie Mar

        The Company, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

        All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

        Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication will also be so mailed to any Person described in TIA § 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

        If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

        If the Company mails a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.

Section 13.03    Communication by Holders of Notes with Other Holders of Notes.

        Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

Section 13.04    Certificate and Opinion as to Conditions Precedent.

        Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

          (1)   an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 13.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

          (2)   an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 13.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 13.05    Statements Required in Certificate or Opinion.

        Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) must comply with the provisions of TIA § 314(e) and must include:

          (1)   a statement that the Person making such certificate or opinion has read such covenant or condition;

          (2)   a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3)   a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

          (4)   a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 13.06    Rules by Trustee and Agents.

        The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 13.07    No Personal Liability of Directors, Officers, Employees and Stockholders.

        No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, this Indenture, the Note Guarantees, the Security Documents or the Intercreditor Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 13.08    Governing Law.

        THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 13.09    No Adverse Interpretation of Other Agreements.

        This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.10    Successors.

        All agreements of the Company in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successors. All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 11.05 hereof.

Section 13.11    Severability.

        In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 13.12    Counterpart Originals.

        The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement.

Section 13.13    Table of Contents, Headings, etc.

        The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

[Signatures on following pages]

SIGNATURES

Dated as of March 31, 2004
Real Mex Restaurants, Inc.
	By:	/s/ FREDERICK F. WOLFE
Name: Frederick F. Wolfe
Title: President
Acapulco Restaurants, Inc.
	By:	/s/ FREDERICK F. WOLFE
Name: Frederick F. Wolfe
Title: President
El Torito Restaurants, Inc.
	By:	/s/ FREDERICK F. WOLFE
Name: Frederick F. Wolfe
Title: President
El Torito Franchising Company
	By:	/s/ FREDERICK F. WOLFE
Name: Frederick F. Wolfe
Title: President
Acapulco Restaurant of Ventura, Inc.
	By:	/s/ FREDERICK F. WOLFE
Name: Frederick F. Wolfe
Title: President
Acapulco Restaurant of Westwood, Inc.
	By:	/s/ FREDERICK F. WOLFE
Name: Frederick F. Wolfe
Title: President
Acapulco Restaurant of Downey, Inc.
	By:	/s/ FREDERICK F. WOLFE
Name: Frederick F. Wolfe
Title: President
Murray Pacific
	By:	/s/ FREDERICK F. WOLFE
Name: Frederick F. Wolfe
Title: President

Acapulco Restaurants of Encinitas, Inc.
By:	/s/ FREDERICK F. WOLFE
Name: Frederick F. Wolfe
Title: President
Acapulco Restaurant of Moreno Valley, Inc.
By:	/s/ FREDERICK F. WOLFE
Name: Frederick F. Wolfe
Title: President
El Paso Cantina, Inc.
By:	/s/ FREDERICK F. WOLFE
Name: Frederick F. Wolfe
Title: President
Real Mex Foods, Inc.
By:	/s/ FREDERICK F. WOLFE
Name: Frederick F. Wolfe
Title: President
TARV, Inc.
By:	/s/ FREDERICK F. WOLFE
Name: Frederick F. Wolfe
Title: President
ALA Design, Inc.
By:	/s/ FREDERICK F. WOLFE
Name: Frederick F. Wolfe
Title: President
Acapulco Mark Corp.
By:	/s/ FREDERICK F. WOLFE
Name: Frederick F. Wolfe
Title: President
Wells Fargo Bank, N.A.
By:	/s/ JEANIE MAR
Name: Jeanie Mar
Title: Vice President

[Face of Note]

CUSIP/CINS

10% Senior Secured Notes due 2010

No.	$

REAL MEX RESTAURANTS, INC.

promises to pay to [            ] or registered assigns,

the principal sum of                        DOLLARS on                        , 20    .

Interest Payment Dates: April 1 and October 1

Record Dates: March 15 and September 15

Dated:                        , 200

REAL MEX RESTAURANTS, INC.
	By:	Name: Title:
This is one of the Notes referred to in the within-mentioned Indenture:
WELLS FARGO BANK, N.A., as Trustee
By:
Authorized Signatory

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[Back of Note]
10% Senior Secured Notes due 2010

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

        Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

          (1)    INTEREST.    Real Mex Restaurants, Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at 10% per annum from                        , 20    until maturity and shall pay the Liquidated Damages, if any, payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Company will pay interest and Liquidated Damages, if any, semi-annually in arrears on April 1 and October 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be                        , 20    . If the Company or any of its Restricted Subsidiaries incurs Capital Expenditures in excess of Allowable Capital Expenditures as described under Section 4.21 thereof, the Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on the Notes at a rate equal to 0.25% per annum in excess of the then applicable interest rate on the Notes for the period specified in the Indenture. The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages, if any, (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          (2)    METHOD OF PAYMENT.    The Company will pay interest on the Notes (except defaulted interest) and Liquidated Damages, if any, to the Persons who are registered Holders of Notes at the close of business on the March 15 or September 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium and Liquidated Damages, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Liquidated Damages, if any, on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

          (3)    PAYING AGENT AND REGISTRAR.    Initially, Wells Fargo Bank, N.A., the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

A1-2

          (4)    INDENTURE AND SECURITY DOCUMENTS.    The Company issued the Notes under an Indenture dated as of March 31, 2004 (the "Indenture") among the Company, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are secured on a second-priority basis, subject only to Permitted Prior Liens, by the Lien created by the Security Documents and subject to the terms of the Indenture and the Intercreditor Agreement

          (5)    OPTIONAL REDEMPTION.

        (b)   Except as set forth in subparagraphs (b) and (c) of this Paragraph 5, the Company will not have the option to redeem the Notes prior to April 1, 2007. On or after April 1, 2007, the Company will have the option to redeem all or part of the Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, on the Notes redeemed to the applicable redemption date, if redeemed during the twelve-month period beginning on April 1, 2007 of the years indicated below, subject to the rights of Holders on the relevant record date to receive interest on the interest payment date that is immediately prior to the applicable redemption date:

Year	Percentage
2007	105.000%
2008	102.500%
2009 and thereafter	100.000%

        Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

        (c)   Notwithstanding the provisions of subparagraph (a) of this Paragraph 5, at any time prior to April 1, 2007, the Company may on any one or more occasions redeem (i) up to 35% of the aggregate principal amount of Notes originally issued under the Indenture and (ii) all or a portion of any Additional Notes issued after the date of the Indenture, in each case at a redemption price of 110% of the principal amount, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, with the net cash proceeds of a sale of Equity Interests (other than Disqualified Stock) of the Company or a contribution to the Company's common equity capital made with the net cash proceeds of an offering of Equity Interests of any other direct or indirect parent of the Company; provided that:

          (1)   at least 65% of the aggregate principal amount of Notes originally issued under the Indenture (excluding Notes held by the Company and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

          (2)   the redemption occurs within 90 days of the date of the closing of such sale of Equity Interests.

        (d)   At any time prior to April 1, 2007, the Company may also redeem all, but not part, of the Notes upon the occurrence of a Change of Control, upon not less than 30 nor more than 60 days prior notice (but in no event may such redemption occur more than 90 days after the occurrence of such Change of Control) mailed by first-class mail to each Holder's registered address, at a redemption price equal to 110% of the principal amount of Notes redeemed plus accrued and unpaid interest and Liquidated Damages, if any, to the applicable date of redemption, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date.

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          (6)    MANDATORY REDEMPTION.

        The Company is not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

          (7)    REPURCHASE AT THE OPTION OF HOLDER.

        (a)   If there is a Change of Control, the Company will be required to make an offer (a "Change of Control Offer") to each Holder to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date (the "Change of Control Payment"). Within 10 days following any Change of Control, the Company will mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

        (b)   If the Company or a Restricted Subsidiary of the Company does not apply or invest the Net Proceeds of any Asset Sales as provided in Section 4.10(b), such Net Proceeds will constitute "Excess Proceeds." The Company will commence an offer to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets (an "Asset Sale Offer") pursuant to Section 3.09 of the Indenture to purchase the maximum principal amount of Notes (including any Additional Notes) and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes (including any Additional Notes) and other pari passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company (or such Restricted Subsidiary) may use such deficiency for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" attached to the Notes. The Company will be required to make the Asset Sale Offer within 30 days after the aggregate amount of Excess Proceeds exceeds $5.0 million.

          (8)    NOTICE OF REDEMPTION.    Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction or discharge of the Indenture. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed.

          (9)    DENOMINATIONS, TRANSFER, EXCHANGE.    The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any

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  Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

          (10)    PERSONS DEEMED OWNERS.    The registered Holder of a Note may be treated as its owner for all purposes.

          (11)    AMENDMENT, SUPPLEMENT AND WAIVER.    Subject to certain exceptions, the Indenture or the Notes or the Note Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes including Additional Notes, if any, voting as a single class, and any existing Default or Event or Default or compliance with any provision of the Indenture or the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes including Additional Notes, if any, voting as a single class. Without the consent of any Holder of a Note, the Indenture or the Notes or the Note Guarantees may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's or a Guarantor's obligations to Holders of the Notes and Note Guarantees in case of a merger or consolidation or sale of all or substantially all of the Company's or such Guarantor's assets, as applicable, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA, to conform the text of the Indenture, the Security Documents, the Notes to any provision of the "Description of the Notes" section of the Company's Offering Circular dated March 24, 2004, relating to the initial offering of the Notes, to the extent that such provision in that "Description of the Notes" was intended to be a verbatim recitation of a provision of the Indenture, the Note Guarantees, the Security Documents or the Notes; to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture as of the date of the Indenture, or to allow any Guarantor to execute a supplemental indenture to the Indenture and/or a Note Guarantee with respect to the Notes or to make, complete or confirm any grant of Collateral permitted or required by the Indenture or any of the Security Documents or any release of Collateral that becomes effective as set forth in the Indenture or any of the Security Documents.

          (12)    DEFAULTS AND REMEDIES.    Events of Default include: (i) default for 30 days in the payment when due of interest on, or Liquidated Damages, if any, with respect to the Notes; (ii) default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the Notes, (iii) failure by the Company or any of its Restricted Subsidiaries to comply with Section 4.10, 4.15 or 5.01 of the Indenture; (iv) failure by the Company or any of its Restricted Subsidiaries for 45 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes including Additional Notes, if any, then outstanding voting as a single class to comply with the provisions of Section 4.07 or 4.09 of the Indenture, (v) failure by the Company or any of its Restricted Subsidiaries for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes including Additional Notes, if any, then outstanding voting as a single class to comply with any of the other agreements in the Indenture (other than Section 4.21 thereof) or the Notes or the Security Documents; (vi) defaults under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee exists as of, or is created after, the date of the Indenture, if that default (A) is caused by a failure to pay principal of such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a

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  "Payment Default"); or (B) results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more; (vii) failure by the Company or any of its Restricted Subsidiaries to pay final and non-appealable judgments entered by a court or courts of competent jurisdiction aggregating in excess o $5.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (viii) certain events of bankruptcy or insolvency with respect to the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary; and (ix) the occurrence of any of the following: (a) except as permitted by the Indenture, any Security Document ceases for any reason to be fully enforceable; provided, that it shall not be an Event of Default if the sole result of the failure of one or more Security Documents to be enforceable is that any Note Lien purported to be granted under such Security Documents on Collateral, individually or in the aggregate, having a Fair Market Value of not more than $5.0 million ceases to be an enforceable and perfected second-priority security interest, subject to no Liens prior to the Note Liens other than Permitted Prior Liens; (b) any Note Lien purported to be granted under any Security Document on Collateral, individually or in the aggregate, having a Fair Market Value in excess of $5.0 million ceases to be an enforceable and perfected second priority security interest, subject to no Liens prior to the Note Liens other than Permitted Prior Liens; or (c) the Company or any other Obligor, or any Person acting on behalf of any of them, denies or disaffirms, in writing, any obligation of the Company or any other Obligor set forth in or arising under any Security Document; and (x) except as permitted by the Indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect or any Guarantor or any Person acting on its behalf denies or disaffirms its obligations under such Guarantor's Note Guarantee. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable immediately without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or premium or Liquidated Damages, if any,) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of the Holders of all of the Notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the Indenture, including any related payment default that resulted from such acceleration if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium or Liquidated Damages, if any, that has become due solely because of the acceleration) have been cured or waived. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

          (13)    TRUSTEE DEALINGS WITH COMPANY.    The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

          (14)    NO RECOURSE AGAINST OTHERS.    A director, officer, employee, incorporator or stockholder of the Company or any of the Guarantors, as such, will not have any liability for any

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  obligations of the Company or the Guarantors under the Notes, the Note Guarantees, the Security Documents, the Intercreditor Agreement or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

          (15)    AUTHENTICATION.    This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

          (16)    ABBREVIATIONS.    Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          (17)    ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES.    In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes will have all the rights set forth in the Registration Rights Agreement dated as of March 31, 2004, among the Company, the Guarantors and the other parties named on the signature pages thereof or, in the case of Additional Notes, Holders of Restricted Global Notes and Restricted Definitive Notes will have the rights set forth in one or more registration rights agreements, if any, among the Company, the Guarantors and the other parties thereto, relating to rights given by the Company and the Guarantors to the purchasers of any Additional Notes (collectively, the "Registration Rights Agreement").

          (18)    CUSIP NUMBERS.    Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

          (19)    GOVERNING LAW.    THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

        The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

Real Mex Restaurants, Inc.
4001 Via Oro Avenue, Suite 200
Long Beach, California 90801
Attention: Steven Tanner

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ASSIGNMENT FORM

        To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee's legal name)
(Insert assignee's soc. sec. or tax I.D. no.)

(Print or type assignee's name, address and zip code)
and irrevocably appoint
to transfer this Note on the books of the Company. The agent may substitute another to act for him.
Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)
Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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OPTION OF HOLDER TO ELECT PURCHASE

        If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.15 of the Indenture, check the appropriate box below:

☐ Section 4.10        ☐ Section 4.15

        If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

$

Date:
Your Signature:
(Sign exactly as your name appears on the face of this Note)
Tax Identification No.:

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

        The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount [at maturity] of this Global Note	Amount of increase in Principal Amount [at maturity] of this Global Note	Principal Amount [at maturity] of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

* This schedule should be included only if the Note is issued in global form

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[Face of Regulation S Temporary Global Note]
CUSIP/CINS
10% Senior Secured Notes due 2010
No.		$
REAL MEX RESTAURANTS, INC.

promises to pay to CEDE & CO. or registered assigns,

the principal sum of                                                   DOLLARS
on                         , 20    .

Interest Payment Dates: April 1 and October 1

Record Dates: March 15 and September 15

Dated:                         , 200

REAL MEX RESTAURANTS, INC.
By:
Name:
Title:
This is one of the Notes referred to in the within-mentioned Indenture:
WELLS FARGO BANK, N.A., as Trustee
By:
Authorized Signatory

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[Back of Regulation S Temporary Global Note]
10% Senior Secured Notes due 2010

THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF REAL MEX RESTAURANTS, INC.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS A NON-U.S. PURCHASER AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (C) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT, AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE

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COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PURCHASERS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S, OR TRANSFER AGENT'S, AS APPLICABLE, RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E), OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE OR TRANSFER AGENT, AND IN EACH CASE IN ACCORDANCE WITH APPLICABLE SECURITIES LAWS OF ANY U.S. STATE OR ANY OTHER APPLICABLE JURISDICTION.

        Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

          (1)    INTEREST.    Real Mex Restaurants, Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at 10% per annum from                        , 20    until maturity and shall pay the Liquidated Damages, if any, payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Company will pay interest and Liquidated Damages, if any, semi-annually in arrears on April 1 and October 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be                        , 20    . If the Company or any of its Restricted Subsidiaries incurs Capital Expenditures in excess of Allowable Capital Expenditures as described under Section 4.21 thereof, the Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on the Notes at a rate equal to 0.25% iper annum in excess of the then applicable interest rate on the Notes for the period specified in the Indenture. The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages, if any, (without regard to any applicable grace

A2-3

  periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          (2)    METHOD OF PAYMENT.    The Company will pay interest on the Notes (except defaulted interest) and Liquidated Damages, if any, to the Persons who are registered Holders of Notes at the close of business on the March 15 or September 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium and Liquidated Damages, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Liquidated Damages, if any, on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

          (3)    PAYING AGENT AND REGISTRAR.    Initially, Wells Fargo Bank, N.A., the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

          (4)    INDENTURE AND SECURITY DOCUMENTS.    The Company issued the Notes under an Indenture dated as of March 31, 2004 (the "Indenture") among the Company, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are secured on a second-priority basis, subject only to Permitted Prior Liens, by the Lien created by the Security Documents and subject to the terms of the Indenture and the Intercreditor Agreement

          (5)    OPTIONAL REDEMPTION.

        (a)   Except as set forth in subparagraphs (b) and (c) of this Paragraph 5, the Company will not have the option to redeem the Notes prior to April 1, 2007. On or after April 1, 2007, the Company will have the option to redeem all or part of the Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, on the Notes redeemed to the applicable redemption date, if redeemed during the twelve-month period beginning on April 1, 2007 of the years indicated below, subject to the rights of Holders on the relevant record date to receive interest on the interest payment date that is immediately prior to the applicable redemption date:

Year	Percentage
2007	105.000%
2008	102.500%
2009 and thereafter	100.000%

        Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

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        (b)   Notwithstanding the provisions of subparagraph (a) of this Paragraph 5, at any time prior to April 1, 2007, the Company may on any one or more occasions redeem (i) up to 35% of the aggregate principal amount of Notes originally issued under the Indenture and (ii) all or a portion of any Additional Notes issued after the date of the Indenture, in each case at a redemption price of 110% of the principal amount, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, with the net cash proceeds of a sale of Equity Interests (other than Disqualified Stock) of the Company or a contribution to the Company's common equity capital made with the net cash proceeds of an offering of Equity Interests of any other direct or indirect parent of the Company; provided that:

          (1)   at least 65% of the aggregate principal amount of Notes originally issued under the Indenture (excluding Notes held by the Company and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

          (2)   the redemption occurs within 90 days of the date of the closing of such sale of Equity Interests.

        (c)   At any time prior to April 1, 2007, the Company may also redeem all, but not part, of the Notes upon the occurrence of a Change of Control, upon not less than 30 nor more than 60 days prior notice (but in no event may such redemption occur more than 90 days after the occurrence of such Change of Control) mailed by first-class mail to each Holder's registered address, at a redemption price equal to 110% of the principal amount of Notes redeemed plus accrued and unpaid interest and Liquidated Damages, if any, to the applicable date of redemption, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date.

          (6)    MANDATORY REDEMPTION.

        The Company is not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

          (7)    REPURCHASE AT THE OPTION OF HOLDER.

          (a)   If there is a Change of Control, the Company will be required to make an offer (a "Change of Control Offer") to each Holder to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date (the "Change of Control Payment"). Within 10 days following any Change of Control, the Company will mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

          (b)   If the Company or a Restricted Subsidiary of the Company does not apply or invest the Net Proceeds of any Asset Sales as provided in Section 4.10(b), such Net Proceeds will constitute "Excess Proceeds." The Company will commence an offer to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets (an "Asset Sale Offer") pursuant to Section 3.09 of the Indenture to purchase the maximum principal amount of Notes (including any Additional Notes) and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes (including any Additional Notes) and other pari passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company (or such Restricted Subsidiary) may use such deficiency for any purpose not otherwise prohibited by the Indenture. If the aggregate principal

A2-5

  amount of Notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" attached to the Notes. The Company will be required to make the Asset Sale Offer within 30 days after the aggregate amount of Excess Proceeds exceeds $5.0 million.

          (8)    NOTICE OF REDEMPTION.    Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction or discharge of the Indenture. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed.

          (9)    DENOMINATIONS, TRANSFER, EXCHANGE.    The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

          (10)    PERSONS DEEMED OWNERS.    The registered Holder of a Note may be treated as its owner for all purposes.

          (11)    AMENDMENT, SUPPLEMENT AND WAIVER.    Subject to certain exceptions, the Indenture or the Notes or the Note Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes including Additional Notes, if any, voting as a single class, and any existing Default or Event or Default or compliance with any provision of the Indenture or the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes including Additional Notes, if any, voting as a single class. Without the consent of any Holder of a Note, the Indenture or the Notes or the Note Guarantees may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's or a Guarantor's obligations to Holders of the Notes and Note Guarantees in case of a merger or consolidation or sale of all or substantially all of the Company's or such Guarantor's assets, as applicable, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA, to conform the text of the Indenture, the Security Documents, the Notes to any provision of the "Description of the Notes" section of the Company's Offering Circular dated March 24, 2004, relating to the initial offering of the Notes, to the extent that such provision in that "Description of the Notes" was intended to be a verbatim recitation of a provision of the Indenture, the Note Guarantees, the Security Documents or the Notes; to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture as of the date of the Indenture, or to allow any Guarantor to execute a supplemental indenture to the Indenture and/or a Note Guarantee with respect to the Notes or to

A2-6

  make, complete or confirm any grant of Collateral permitted or required by the Indenture or any of the Security Documents or any release of Collateral that becomes effective as set forth in the Indenture or any of the Security Documents.

          (12)    DEFAULTS AND REMEDIES.    Events of Default include: (i) default for 30 days in the payment when due of interest on, or Liquidated Damages, if any, with respect to the Notes; (ii) default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the Notes, (iii) failure by the Company or any of its Restricted Subsidiaries to comply with Section 4.10, 4.15 or 5.01 of the Indenture; (iv) failure by the Company or any of its Restricted Subsidiaries for 45 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes including Additional Notes, if any, then outstanding voting as a single class to comply with the provisions of Section 4.07 or 4.09 of the Indenture, (v) failure by the Company or any of its Restricted Subsidiaries for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes including Additional Notes, if any, then outstanding voting as a single class to comply with any of the other agreements in the Indenture (other than Section 4.21 thereof) or the Notes or the Security Documents; (vi) defaults under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee exists as of, or is created after, the date of the Indenture, if that default (A) is caused by a failure to pay principal of such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or (B) results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more; (vii) failure by the Company or any of its Restricted Subsidiaries to pay final and non-appealable judgments entered by a court or courts of competent jurisdiction aggregating in excess o $5.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (viii) certain events of bankruptcy or insolvency with respect to the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary; and (ix) the occurrence of any of the following: (a) except as permitted by the Indenture, any Security Document ceases for any reason to be fully enforceable; provided, that it shall not be an Event of Default if the sole result of the failure of one or more Security Documents to be enforceable is that any Note Lien purported to be granted under such Security Documents on Collateral, individually or in the aggregate, having a Fair Market Value of not more than $5.0 million ceases to be an enforceable and perfected second-priority security interest, subject to no Liens prior to the Note Liens other than Permitted Prior Liens; (b) any Note Lien purported to be granted under any Security Document on Collateral, individually or in the aggregate, having a Fair Market Value in excess of $5.0 million ceases to be an enforceable and perfected second priority security interest, subject to no Liens prior to the Note Liens other than Permitted Prior Liens; or (c) the Company or any other Obligor, or any Person acting on behalf of any of them, denies or disaffirms, in writing, any obligation of the Company or any other Obligor set forth in or arising under any Security Document. and (x) except as permitted by the Indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect or any Guarantor or any Person acting on its behalf denies or disaffirms its obligations under such Guarantor's Note Guarantee. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from

A2-7

  certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable immediately without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or premium or Liquidated Damages, if any,) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may, on behalf of the Holders of all of the Notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the Indenture, including any related payment default that resulted from such acceleration if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium or Liquidated Damages, if any, that has become due solely because of the acceleration) have been cured or waived. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

          (13)    TRUSTEE DEALINGS WITH COMPANY.    The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

          (14)    NO RECOURSE AGAINST OTHERS.    A director, officer, employee, incorporator or stockholder of the Company or any of the Guarantors, as such, will not have any liability for any obligations of the Company or the Guarantors under the Notes, the Note Guarantees, the Security Documents, the Intercreditor Agreement or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

          (15)    AUTHENTICATION.    This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

          (16)    ABBREVIATIONS.    Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          (17)    ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES.    In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes will have all the rights set forth in the Registration Rights Agreement dated as of March 31, 2004, among the Company, the Guarantors and the other parties named on the signature pages thereof or, in the case of Additional Notes, Holders of Restricted Global Notes and Restricted Definitive Notes will have the rights set forth in one or more registration rights agreements, if any, among the Company, the Guarantors and the other parties thereto, relating to rights given by the Company and the Guarantors to the purchasers of any Additional Notes (collectively, the "Registration Rights Agreement").

          (18)    CUSIP NUMBERS.    Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as

A2-8

  printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

          (19)    GOVERNING LAW.    THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

        The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

Real Mex Restaurants, Inc.
4001 Via Oro Avenue, Suite 200
Long Beach, California 90801
Attention: Steven Tanner

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ASSIGNMENT FORM

        To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee's legal name)
(Insert assignee's soc. sec. or tax I.D. no.)

(Print or type assignee's name, address and zip code)
and irrevocably appoint
to transfer this Note on the books of the Company. The agent may substitute another to act for him.
Date:
Your Signature:
(Sign exactly as your name appears on the face of this Note)
Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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OPTION OF HOLDER TO ELECT PURCHASE

        If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.15 of the Indenture, check the appropriate box below:

☐ Section 4.10	☐ Section 4.15

        If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

$

Date:
Your Signature:
(Sign exactly as your name appears on the face of this Note)
Tax Identification No.:
Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A2-11

SCHEDULE OF EXCHANGES OF INTERESTS IN THE REGULATION S TEMPORARY GLOBAL NOTE

        The following exchanges of a part of this Regulation S Temporary Global Note for an interest in another Global Note, or exchanges of a part of another other Restricted Global Note for an interest in this Regulation S Temporary Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount [at maturity] of this Global Note	Amount of increase in Principal Amount [at maturity] of this Global Note	Principal Amount [at maturity] of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

A2-12

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

Real Mex Restaurants, Inc.
4001 Via Oro Avenue, Suite 200
Long Beach, California 90801
Attention: Steven Tanner

Wells Fargo Bank, N.A.
707 Wilshire Boulevard, 17th Floor
Los Angeles, CA 90017
Attention: Jeanie Mar

  Re:
  10% Senior Secured Notes due 2010:

        Reference is hereby made to the Indenture, dated as of March 31, 2004 (the "Indenture"), among Real Mex Restaurants, Inc., as issuer (the "Company"), the Guarantors party thereto and Wells Fargo Bank, N.A., as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                                , (the "Transferor") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $                        in such Note[s] or interests (the "Transfer"), to                        (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

        1.    ☐    Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

        2.    ☐    Check if Transferee will take delivery of a beneficial interest in the Regulation S Temporary Global Note, the Regulation S Permanent Global Note or a Restricted Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Permanent] Global Note, the Regulation S Temporary Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

        3.    ☐    Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Note or a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

          (a)   ☐    such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

  or

          (b)   ☐    such Transfer is being effected to the Company or a subsidiary thereof;

  or

          (c)   ☐    such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

  or

          (d)   ☐    such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) [if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000,] an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Restricted Definitive Notes and in the Indenture and the Securities Act.

        4.    ☐    Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

          (a)   ☐    Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

          (b)   ☐    Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

          (c)   ☐    Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

        This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]
By:
Name: Title:
Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.
The Transferor owns and proposes to transfer the following:

        [CHECK ONE OF (a) OR (b)]

    (a)
    ☐    a beneficial interest in the:

    (i)
    ☐    144A Global Note (CUSIP                        ), or

    (ii)
    ☐    Regulation S Global Note (CUSIP                        ), or

    (iii)
    ☐    IAI Global Note (CUSIP                        ); or

    (b)
    ☐    a Restricted Definitive Note.

2.
After the Transfer the Transferee will hold:

        [CHECK ONE]

    (a)
    ☐    a beneficial interest in the:

    (i)
    ☐    144A Global Note (CUSIP                        ), or

    (ii)
    ☐    Regulation S Global Note (CUSIP                        ), or

    (iii)
    ☐    IAI Global Note (CUSIP                        ); or

    (iv)
    ☐    Unrestricted Global Note (CUSIP                        ); or

    (b)
    ☐    a Restricted Definitive Note; or

    (c)
    ☐    an Unrestricted Definitive Note,

    in
    accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Real Mex Restaurants, Inc.
4001 Via Oro Avenue, Suite 200
Long Beach, California 90801
Attention: Steven Tanner

Wells Fargo Bank, N.A.
707 Wilshire Boulevard, 17th Floor
Los Angeles, CA 90017
Attention: Jeanie Mar

  Re:
  10% Senior Secured Notes due 2010:

(CUSIP                        )

        Reference is hereby made to the Indenture, dated as of March 31, 2004 (the "Indenture"), among Real Mex Restaurants, Inc., as issuer (the "Company"), the Guarantors party thereto and Wells Fargo Bank, N.A., as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                                , (the "Owner") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $                        in such Note[s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

        1.    Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

        (a)   ☐    Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note.    In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

        (b)   ☐    Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note.    In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

        (c)   ☐    Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note.    In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and

C-1

pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

        (d)   ☐    Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note.    In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

        2.    Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

        (a)   ☐    Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note.    In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

        (b)   ☐    Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note.    In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ☐ 144A Global Note, ☐ Regulation S Global Note, ☐ IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

        This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]
By:
Name: Title:
Dated:

C-2

EXHIBIT D

FORM OF CERTIFICATE FROM
ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Real Mex Restaurants, Inc.
4001 Via Oro Avenue, Suite 200
Long Beach, California 90801
Attention:  Steven Tanner

Wells Fargo Bank, N.A.
707 Wilshire Boulevard, 17th Floor
Los Angeles, CA 90017

  Re:
  10% Senior Secured Notes due 2010:

        Reference is hereby made to the Indenture, dated as of March 31, 2004 (the "Indenture"), among Real Mex Restaurants, Inc., as issuer (the "Company"), the guarantors party thereto and Wells Fargo Bank, N.A., as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

        In connection with our proposed purchase of $                        aggregate principal amount of:

          (a)   ☐    a beneficial interest in a Global Note, or

          (b)   ☐    a Definitive Note,

we confirm that:

          1.     We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

          2.     We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

          3.     We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale

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  complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

          4.     We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

          5.     We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

        You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Accredited Investor]
By:	Name: Title:

Dated:

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EXHIBIT E

[FORM OF NOTATION OF GUARANTEE]

        For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of March 31, 2004 (the "Indenture") among Real Mex Restaurants, Inc., (the "Company"), the Guarantors party thereto and Wells Fargo Bank, N.A., as Trustee (the "Trustee"), (a) the due and punctual payment of the principal of, premium and Liquidated Damages, if any, and interest on, the Notes, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of and interest on the Notes, if any, if lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Note Guarantee and the Indenture are expressly set forth in Article 11 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee.

        Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

[NAME OF GUARANTOR(S)]
By:
Name: Title:

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EXHIBIT F

[FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS]

        Supplemental Indenture (this "Supplemental Indenture"), dated as of                        , 200    , among                         (the "Guaranteeing Subsidiary"), a subsidiary of Real Mex Restaurants, Inc. (or its permitted successor), a Delaware corporation (the "Company"), the Company, the other Guarantors (as defined in the Indenture referred to herein) and Wells Fargo Bank, N.A., as Trustee under the Indenture referred to below (the "Trustee").

W I T N E S S E T H

        WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of March 31, 2004 providing for the issuance of 10% Senior Secured Notes due 2004 (the "Notes");

        WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company's Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the "Note Guarantee"); and

        WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

        NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

          1.    CAPITALIZED TERMS.    Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

          2.    AGREEMENT TO GUARANTEE.    The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 11 thereof.

          4.    NO RECOURSE AGAINST OTHERS.    No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Company or any Guaranteeing Subsidiary under the Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

          5.    NEW YORK LAW TO GOVERN.    THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

          6.    COUNTERPARTS.    The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

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          7.    EFFECT OF HEADINGS.    The Section headings herein are for convenience only and shall not affect the construction hereof.

          8.    THE TRUSTEE.    The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

        IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

        Dated:                        , 20

[GUARANTEEING SUBSIDIARY]
By:
Name: Title:
[COMPANY]
By:
Name: Title:
[EXISTING GUARANTORS]
By:
Name: Title:
[TRUSTEE], as Trustee
By:
Authorized Signatory

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Exhibit 4.1 Indenture, dated as of March 31, 2004